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                            RENTAL CAR FINANCE CORP.,

                                    as Issuer


                                       and


                             BANKERS TRUST COMPANY,

                                   as Trustee

                             ----------------------


                            SERIES 2000-1 SUPPLEMENT

                          dated as of December 15, 2000


                                       to


                                 BASE INDENTURE

                         dated as of December 13, 1995,

                                  as amended by

                          AMENDMENT TO BASE INDENTURE,

                          dated as of December 23, 1997


          Rental Car Asset Backed Variable Funding Notes, Series 2000-1





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




                                TABLE OF CONTENTS
                                                                            Page
                                                                            ----


ARTICLE 1 DESIGNATION..........................................................1


ARTICLE 2 DEFINITIONS AND CONSTRUCTION.........................................2


ARTICLE 3 GRANT OF RIGHTS UNDER THE MASTER LEASE..............................35

         Section 3.1            Grant of Security Interest....................35
                                --------------------------

ARTICLE  4A INITIAL  ISSUANCE AND  INCREASES  AND  DECREASES  OF  SERIES  2000-1
INVESTED AMOUNT OF SERIES 2000-1 NOTES........................................36

         Section 4A.1           Issuance in Definitive Form...................36
                                ---------------------------
         Section 4A.2           Procedure for Increasing the Series 2000-1
                                ------------------------------------------
                                Invested Amount...............................36
                                ---------------
         Section 4A.3           Decreases.....................................38
                                ---------

ARTICLE 4 ALLOCATION AND APPLICATION OF COLLECTIONS...........................39


ARTICLE 5 AMORTIZATION EVENTS.................................................59

         Section 5.1            Series 2000-1 Amortization Events.............59
                                ---------------------------------
         Section 5.2            Waiver of Past Events.........................60
                                ---------------------

ARTICLE 6 COVENANTS...........................................................60

         Section 6.1            Minimum Subordinated Amount...................60
                                ---------------------------
         Section 6.2            Minimum Series 2000-1 Letter of Credit Amount.60
                                ---------------------------------------------

ARTICLE 7 FORM OF SERIES 2000-1 NOTES.........................................60


ARTICLE 8 GENERAL.............................................................61

         Section 8.1            Payment of Rating Agencies' Fees..............61
                                --------------------------------
         Section 8.2            Exhibits......................................61
                                --------
         Section 8.3            Ratification of Base Indenture................61
                                ------------------------------
         Section 8.4            Counterparts..................................61
                                ------------
         Section 8.5            Governing Law.................................61
                                -------------
         Section 8.6            Amendments....................................61
                                ----------


Schedule 1        -        Existing Schedule of Maximum Manufacturer Percentages
Schedule 2        -        New Schedule of Maximum Manufacturer Percentages
Exhibit A         -        Form of Rental Car Asset Backed Variable Funding
                           Note, Series 2000-1
Exhibit B         -        [Reserved]
Exhibit C         -        Form of Demand Note
Exhibit D         -        Form of Notice of Series 2000-1 Lease Payment Losses

        THIS SERIES 2000-1 SUPPLEMENT, dated as of December 15, 2000 (as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms hereof and of the Base Indenture referred to below, this "Supplement"), between RENTAL CAR FINANCE CORP., a special purpose Oklahoma corporation ("RCFC" or the "Issuer"), and BANKERS TRUST COMPANY, a New York banking corporation (together with its successors in trust thereunder as provided in the Base Indenture referred to below, the "Trustee"), to the Base Indenture, dated as of December 13, 1995, between RCFC and the Trustee, as amended by Amendment to Base Indenture, dated as of December 23, 1997, between RCFC and the Trustee (as amended by such amendment and as the same may be further amended, supplemented, restated or otherwise modified from time to time in accordance with its terms, exclusive of Supplements creating a new Series of Notes, the "Base Indenture").

                              W I T N E S S E T H:
                               - - - - - - - - - -

         WHEREAS, Sections 2.2, 2.3, 11.1 and 11.3 of the Base Indenture provide, among other things, that RCFC and the Trustee may at any time and from time to time enter into a Series Supplement to the Base Indenture for the purpose of authorizing the issuance of one or more Series of Notes;

         NOW, THEREFORE, in consideration of the foregoing premises, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto hereby agree as follows:

                                    ARTICLE 1
                                   DESIGNATION

(a) There is hereby created a Series of Notes to be issued pursuant to the Base Indenture and this Supplement and such Series of Notes shall be designated generally as Rental Car Asset Backed Variable Funding Notes, Series 2000-1. The Rental Car Asset Backed Variable Funding Notes, Series 2000-1, shall be issued in one class and shall be referred to collectively as the "Series 2000-1 Notes".

(b) The net proceeds from the sale of and Increases in respect of the Series 2000-1 Notes shall be deposited into the Group II Collection Account, and such proceeds and the proceeds of Increases in respect thereof shall be used (i) on and after the Series 2000-1 Closing Date, to finance or refinance the acquisition by the Issuer, Thrifty or Dollar of Financed Vehicles or Eligible Receivables, (ii) on and after the Series 2000-1 Closing Date, to acquire Acquired Vehicles from certain Eligible Manufacturers, Auctions or otherwise or to refinance the same and (iii) in certain circumstances, to pay principal on amortizing Group II Series of Notes other than the Series 2000-1 Notes.

(c) The Series 2000-1 Notes are a Segregated Series of Notes (as more fully described in the Base Indenture) and are hereby designated as a "Group II Series of Notes". On March 4, 1998, RCFC and the Trustee also entered into a supplement (the "Series 1998-1 Supplement") to the Base Indenture pursuant to which RCFC issued a Segregated Series of Notes (the "Series 1998-1 Notes") designated as "Group II Series of Notes." The Issuer may from time to time issue additional Segregated Series of Notes that the related Series Supplements will indicate are entitled to share, together with the Series 1998-1 Notes and the Series 2000-1 Notes in the Group II Collateral and any other Collateral and Master Collateral designated as security for the Series 1998-1 Notes and the Series 2000-1 Notes under the Series 1998-1 Supplement, this Supplement and the Master Collateral Agency Agreement (the Series 1998-1 Notes, the Series 2000-1 Notes and any such additional Segregated Series, each, a "Group II Series of Notes" and, collectively, the "Group II Series of Notes"). Accordingly, all references in this Supplement to "all" Series of Notes (and all references in this Supplement to terms defined in the Base Indenture that contain references to "all" Series of Notes) shall refer to all Group II Series of Notes.

                                    ARTICLE 2
                          DEFINITIONS AND CONSTRUCTION

(a) All capitalized terms not otherwise defined in this Supplement are defined in the Definitions List attached to the Base Indenture as Schedule 1 thereto (as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms of the Base Indenture, the "Definitions List"). All capitalized terms defined in this Supplement that are also defined in the Definitions List to the Base Indenture shall, unless the context otherwise requires, have the meanings set forth in this Supplement. All references to "Articles", "Sections" or "Subsections" herein shall refer to Articles, Sections or Subsections of the Base Indenture, except as otherwise provided herein. Unless otherwise stated herein, as the context otherwise requires or if such term is otherwise defined in the Base Indenture, each capitalized term used or defined herein shall relate only to the Series 2000-1 Notes and not to any other Series of Notes issued by the Issuer. In addition, with respect to the Series 2000-1 Notes, references in the Base Indenture to (i) the "Lease" shall be deemed to refer to the Master Lease and any other Lease related to Group II Vehicles, (ii) "Thrifty Finance" shall be deemed to refer to RCFC, (iii) "Lessee" shall be deemed to refer to any or all of the Lessees under the Master Lease and any other Lease related to Group II Vehicles, as the context requires, (iv) "Servicer" shall be deemed to refer to the Master Servicer, and (v) when the terms "Lease," "Thrifty Finance," "Lessee" or "Servicer" are imbedded in a defined term within the Base Indenture, they shall be deemed to refer to the corresponding concept described in clauses (i) through
(iv), as applicable, except in each case as otherwise specified in this Supplement or as the context may otherwise require.

(b) The following words and phrases shall have the following meanings with respect to the Series 2000-1 Notes, and the definitions of such terms are applicable to the singular as well as the plural form of such terms and to the masculine as well as the feminine and neuter genders of such terms:

         "Accrued Amounts" means, with respect to any Group II Series of Notes (or any class (or portion thereof)), on any date of determination, the sum of
(i) accrued and unpaid interest on the Notes of such Series (or the applicable class thereof) as of such date, (ii) the portion of the accrued and unpaid Monthly Servicing Fee (and any Supplemental Monthly Servicing Fee) allocated to such Series of Notes (or the applicable class thereof) on such date pursuant to any Leases (which with respect to the Series 2000-1 Notes is pursuant to Section
26.1 of the Master Lease), and (iii) the product of (A) all other accrued and unpaid fees and expenses of RCFC on such date, times (B) a fraction, the numerator of which is the Invested Amount of such Group II Series of Notes (or the applicable class thereof) (which with respect to the Series 2000-1 Notes shall be the Series 2000-1 Invested Amount) on such date and the denominator of which is the Group II Aggregate Invested Amount for all Outstanding Group II Series of Notes on such date.

         "Acquired Vehicles" means any Eligible Vehicles acquired by RCFC and leased by RCFC to any of the Lessees under Annex A of the Master Lease.

         "Additional Depreciation Charge" means, with respect to each Non-Program Vehicle leased under the Master Lease (or any other Lease related to Group II Vehicles) as of the last day of the Related Month, an amount (which may be zero) allocated to such Non-Program Vehicle by the Master Servicer such that the sum of such amounts with respect to all Non-Program Vehicles shall be equal to the amount, if any, by which (i) the aggregate Net Book Value of all such Non-Program Vehicles exceeds (ii) the three (3) month rolling average of the aggregate Market Value of such Non-Program Vehicles determined as of such day and the first day of each of the two (2) calendar months preceding such day.

         "Additional Lessee" has the meaning specified in Section 28 of the Master Lease.

         "Additional Overcollateralization Amount" means, as of any date of determination, an amount equal to (a) the Overcollateralization Portion on such date divided by the Series 2000-1 Enhancement Factor as of such date minus (b) the Overcollateralization Portion as of such date.

         "Additional   Ownership  Group"  has  the  meaning   specified  in  the
definition of Ownership Group.

         "Adjusted EBITDA" means, for any applicable period, the excess of

         (a)      EBITDA for such period

over

         (b) to the extent added in arriving at such EBITDA, the sum of (i) the aggregate amount of depreciation in respect of Vehicles during such period plus
(ii) Vehicle Interest Expense during such period.

         "Administrative Agent" means Bank One, NA, and its successors and assigns.

         "Aggregate Asset Amount" means, with respect to the Series 2000-1 Notes, on any date of determination, without duplication, the sum of (i) the Net Book Value of all Group II Vehicles with respect to which the applicable Vehicle Lease Expiration Date has not occurred, plus (ii) all amounts receivable, as of such date, due to RCFC, Thrifty or Dollar from Eligible Manufacturers under and in accordance with their respective Eligible Vehicle Disposition Programs, or from Eligible Manufacturers as incentive payments, allowances, premiums, supplemental payments or otherwise, in each case with respect to Group II Vehicles at any time owned, financed or refinanced by RCFC or with respect to amounts otherwise transferred to RCFC and pledged to the Master Collateral Agent, plus (iii) all amounts (other than amounts specified in clause (ii) above) receivable, as of such date, by RCFC, Thrifty or Dollar from any Person in connection with the Auction, sale or other disposition of Group II Vehicles, plus (iv) all accrued and unpaid Monthly Base Rent and Monthly Supplemental Payments (other than amounts specified in clauses (ii) and (iii) above) payable in respect of the Group II Vehicles, plus (v) cash and Permitted Investments on deposit in the Collection Account constituting Group II Collateral (less any portion thereof allocated to the Retained Interest), plus (vi) cash and Permitted Investments constituting Group II Collateral and cash and Permitted Investments in the Master Collateral Account constituting Group II Master Collateral.

         "Aggregate Interest Expense" is defined in clause (a) of the definition of "Non-Vehicle Interest Expense".

         "Annual Certificate" is defined in Section 24.4(g) of the Master Lease.

         "Asset Amount Deficiency" means, as of any date of determination, the amount, if any, by which the Required Asset Amount exceeds the Aggregate Asset Amount, as of such date of determination.

         "Assignment Agreement" means a Vehicle Disposition Program Assignment Agreement, in the form attached as Exhibit F to the Master Collateral Agency Agreement, or in such other form as is acceptable to the Rating Agencies, between a Lessee and/or RCFC as the case may be, as assignor, and the Master Collateral Agent, as assignee, and acknowledged by the applicable Manufacturer, pursuant to which such Lessee and/or RCFC, as the case may be, assigns as collateral to the Master Collateral Agent all of such Lessee's and/or RCFC's, as the case may be, right, title and interest in, to and under a Vehicle Disposition Program.

         "Authorized Officer" means (a) as to RCFC, any of its President, any Vice President, the Treasurer or an Assistant Treasurer, the Secretary or any Assistant Secretary and (b) as to DTAG (including in its capacity as the Master Servicer), Thrifty (including in its capacities as a Lessee and as a Servicer), Dollar (including in its capacities as a Lessee and as a Servicer), any Additional Lessee or additional Servicer, those officers, employees and agents of DTAG, Thrifty, Dollar, such Additional Lessee or such other Servicer, as the case may be, in each case whose signatures and incumbency shall have been certified as the authentic signatures of duly qualified and elected persons authorized to act on behalf of such entities.

         "Availability Payment" is defined in Section 5.2 of the Master Lease.

         "Base Indenture" has the meaning set forth in the preamble hereto.

         "Base Rate" means, with respect to any Series 2000-1 Note for any Base Tranche Period, the daily average during such period of the sum of (a) the greater of (i) (1) for the Bank One Ownership Group, that interest rate denominated and set by Bank One as its "prime rate" from time to time as an interest rate basis for borrowings, (2) for the BNS Ownership Group, that interest rate denominated and set by BNS as its "prime rate" from time to time as an interest rate basis for borrowings, and (3) for any Additional Ownership Group, that interest rate denominated and set by the related Managing Agent as its "prime rate" from time to time as an interest rate basis for borrowings, and
(ii) the Federal Funds Rate plus 0.50% plus (b) following the occurrence and during the continuance of an Amortization Event, 2.00% per annum. The "prime rate" is but one of several interest rate bases used by Bank One, BNS and any other Managing Agent, respectively, and each of the foregoing lends at interest rates above and below their respective "prime rate."

         "Base Tranche Period" means a period of days ending on a Business Day on which the Series 2000-1 Invested Amount, or any portion thereof, is accruing interest at the Base Rate.

         "Board of Directors" means the Board of Directors of DTAG, RCFC, Thrifty or Dollar, as applicable, or any authorized committee of the Board of Directors.

         "Capital Expenditures" means, for any period, the sum of

         (a)  the  aggregate   amount  of  all  expenditures  of  DTAG  and  its
Subsidiaries for fixed or capital assets made during such period which, in accordance with GAAP (to the extent applicable), would be classified as capital expenditures; and

         (b) the aggregate amount of all Capitalized Lease Liabilities incurred during such period; provided, however, that Capital Expenditures shall not include any such amounts made or incurred in connection with Permitted Business Acquisitions (as such term is defined in the Credit Agreement as in effect on the date hereof and without giving effect to any amendments thereto, unless otherwise agreed to by the Series 2000-1 Required Noteholders) (including Permitted Business Acquisitions that are Excepted Dollar Acquisitions (as such term is defined in the Credit Agreement as in effect on the date hereof and without giving effect to any amendments thereto, unless otherwise agreed to by the Series 2000-1 Required Noteholders)).

         "Capital Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of such Person's capital stock or equity, whether now outstanding or issued after the date hereof, including all common stock, preferred stock, partnership interests and member interests.

         "Capitalized Lease Liabilities" means all monetary obligations of DTAG or any of its Subsidiaries under any leasing or similar arrangement which, in accordance with GAAP, would be classified as capitalized leases, and, for purposes of this Supplement and each other Related Document, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP, and, with respect to any such leasing or similar arrangement, the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a premium or a penalty.

         "Carrying Charges" means, as of any day, (i) without duplication, the aggregate of all Trustee fees, servicing fees (other than supplemental servicing fees) and other fees and expenses and indemnity amounts, if any, payable by RCFC, the Master Servicer or any Servicer under the Indenture, the Series 2000-1 Note Purchase Agreement or the other Related Documents which have accrued with respect to the Series 2000-1 Notes during the Related Month, plus (ii) without duplication, all amounts payable by the Lessees (in case of a Lease Event of Default) which have accrued during the Related Month.

         "Casualty" means, with respect to any Vehicle, that (i) such Vehicle is lost, stolen (and not recovered within 60 days of being reported stolen), destroyed, damaged, seized or otherwise rendered permanently unfit or unavailable for use, (including Vehicles that are rejected pursuant to Section
2.2 of the Master Lease), or (ii) such Vehicle is not accepted for Auction or repurchase by the Manufacturer in accordance with the related Vehicle Disposition Program for any reason within thirty (30) days of initial submission and is not designated a Non-Program Vehicle pursuant to Section 14 of the Master Lease (other than, in the case of clause (ii) above, the applicable Manufacturer's willful refusal or inability to comply with its obligations under its Vehicle Disposition Program).

         "Casualty Payment" is defined in Section 7 of the Master Lease.

         "Certificate of Credit Demand" means a certificate in the form of Annex A to the Series 2000-1 Letter of Credit.

         "Certificate of Termination Demand" means a certificate in the form of Annex C to the Series 2000-1 Letter of Credit.

         "Collections" means (i) all payments including, without limitation, all Recoveries and Lease Payment Recoveries, by, or on behalf of a Lessee under the Master Lease, (ii) all Credit Draws under the Series 2000-1 Letter of Credit and withdrawals from the Series 2000-1 Cash Collateral Account, (iii) all payments including, without limitation, all Recoveries and Lease Payment Recoveries, by, or on behalf of any Manufacturer, under its Vehicle Disposition Program or any incentive program, (iv) all payments with respect to a Qualified Intermediary Obligation with respect to Group II Vehicles under a like-kind exchange program,
(v) all payments including, without limitation, all Recoveries and Lease Payment Recoveries, by, or on behalf of any other Person as proceeds from the sale of Group II Vehicles, payment of insurance proceeds, whether such payments are in the form of cash, checks, wire transfers or other form of payment and whether in respect of principal, interest, repurchase price, fees, expenses or otherwise and (vi) all amounts earned on Permitted Investments arising out of funds in the Group II Collection Account and in the Master Collateral Account (to the extent allocable to the Trustee as Beneficiary thereunder).

         "Commercial Paper" has the meaning specified in the Series 2000-1 Note Purchase Agreement.

         "Committed Purchasers" means, collectively, Bank One and BNS, as each such term is defined in the definition of "Ownership Group," and any of their successors and permitted assigns, and such other purchasers as shall become parties to the Series 2000-1 Note Purchase Agreement as Committed Purchasers.

         "Condition Report" means a condition report with respect to a Group II Vehicle, signed and dated by a Lessee or a Franchisee and any Manufacturer or its agent in accordance with the applicable Vehicle Disposition Program.

         "Conduit Purchasers" means, collectively, Falcon Asset Securitization Corporation and Liberty Street Funding Corp., and any of their successors and permitted assigns, and such other purchasers as shall become parties to the Series 2000-1 Note Purchase Agreement as Conduit Purchasers.

         "Consolidated Working Capital" means, with respect to DTAG, at any date, the excess (or the deficit) of (a) the sum of the amounts that, in accordance with GAAP, are set forth opposite the captions "receivable, net" (excluding accounts receivable pledged to Bankers Trust Company, as the master collateral agent, or any successor thereto in such capacity under Sections 2.1(a)(iii) and 2.1(b)(iii) of the Master Collateral Agency Agreement), "prepaid expenses and other assets," "income taxes receivable," and "deferred income tax assets" or any like captions, at such date over (b) the sum of the amounts that, in accordance with GAAP, are set forth opposite the captions (i) "accounts payable" (excluding outstanding checks included in accounts payable related to Vehicle financing ("float"), (ii) "accrued liabilities," (iii) "income taxes payable," (iv) "public liability and property damage," (v) "deferred income tax liabilities," and (vi) any like captions, at such date: provided, however, that such sum shall only include amounts set forth under the captions described in clauses (b)(ii), (iv), (v) and such captions that are like the captions described in such clauses (b)(ii), (iv) and (v), in each case, to the extent and solely to the extent that such amounts are payable within the next 12 months of such date.

         "CP Rate" means, with respect to a Conduit Purchaser and any CP Tranche Period applicable to such Conduit Purchaser, the rate equivalent to the rate (or if more than one rate, the weighted average of the rates) at which such Conduit Purchaser's Commercial Paper (whether any such Commercial Paper was issued specifically to fund such Conduit Purchaser's Series 2000-1 Invested Amount or is allocated, in whole or in part, to such funding) having a term equal to such CP Tranche Period are sold plus the amount of any placement agent or commercial paper dealer fees or other fees of such Conduit Purchaser incurred in connection with such sale; provided, however, if the rate (or rates) is a discounted rate (or rates), the "CP Rate" for such CP Tranche Period shall be the rate (or, if more than one rate, the weighted average of the rates) resulting from converting such discount rate (or rates) to an interest-bearing equivalent rate.

         "CP Tranche Period" means a period of days ending on a Business Day which shall not exceed 270 days and during which the Series 2000-1 Invested Amount, or any portion thereof, is accruing interest at the CP Rate.

         "Credit Agreement" means the Amended and Restated Credit Agreement, dated as of August 3, 2000, among DTAG, Dollar and Thrifty, as borrowers, the financial institutions from time to time party thereto, as lenders, Credit Suisse First Boston, as administrative agent for the lenders, The Chase Manhattan Bank, as syndication agent for the lenders, and Credit Suisse First Boston and Chase Securities Inc. as co-arrangers, as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with its terms.

         "Credit Demand" means a demand for a LOC Credit Disbursement under the Series 2000-1 Letter of Credit pursuant to a Certificate of Credit Demand.

         "Credit Draw" means a draw on the Series 2000-1 Letter of Credit pursuant to a Certificate of Credit Demand.

         "Daily Interest Amount" means, with respect to any Series 2000-1 Note and any day in a Series 2000-1 Interest Period, an amount equal to the result of
(a) the sum for each such day of (i) the product of (x) the CP Rate for such day and (y) the portion of the Series 2000-1 Invested Amount represented by such Series 2000-1 Note as of the close of business on such day accruing interest at the CP Rate, plus (ii) the product of (x) the Eurodollar Rate for such day and
(y) the portion of the Series 2000-1 Invested Amount represented by such Series 2000-1 Note as of the close of business on such day accruing interest at the Eurodollar Rate, plus (iii) the product of (x) the Base Rate for such day and
(y) the portion of the Series 2000-1 Invested Amount represented by such Series 2000-1 Note as of the close of business on such day accruing interest at the Base Rate, divided by (b) 360.

         "Daily Report" is defined in Section 24.4(a) of the Master Lease.

         "DaimlerChrysler" means DaimlerChrysler Motors Corporation, a Delaware corporation.

         "Decrease" means a Voluntary Decrease or a Mandatory Decrease, as applicable.

         "Defaulting Manufacturer" is defined in Section 18 of the Master Lease.

         "Demand Note" means that certain Demand Note, dated as of December 15, 2000, made by DTAG to the Issuer in substantially the form attached as Exhibit C to this Supplement.

         "Depreciation Charge" means, for any date of determination, (a) with respect to any Program Vehicle leased under the Master Lease (or any other Lease with respect to Group II Vehicles), the scheduled daily depreciation charge for such Vehicle set forth by the Manufacturer in its Vehicle Disposition Program for such Vehicle, and (b) with respect to any Non-Program Vehicle leased under the Master Lease (or any other Lease with respect to Group II Vehicles), (i) the scheduled daily depreciation charge for such Vehicle set forth by the Servicer in the Depreciation Schedule for such Vehicle plus (ii) as of the last day of the Related Month, the Additional Depreciation Charge, if any, allocable to such Non-Program Vehicle on such day (which Additional Depreciation Charge shall, for purposes of determining the Monthly Base Rent payable on such day, be deemed to have accrued during the Related Month). If such charge is expressed as a percentage, the Depreciation Charge for such Vehicle for such day shall be such percentage multiplied by the Capitalized Cost for such Vehicle.

         "Depreciation Schedule" means a schedule of estimated daily depreciation prepared by the applicable Servicer, and revised from time to time in the applicable Servicer's sole discretion, with respect to each type of Non-Program Vehicle that is an Eligible Vehicle and that is purchased, financed or refinanced by RCFC.

         "Distribution" means, with respect to any Person, any dividend or distribution (in cash, property or obligations) on any shares of any class of Capital Stock (now or hereafter outstanding) of such Person or on any warrants, options or other rights with respect to any shares of any class of Capital Stock (now or hereafter outstanding) of such Person, other than dividends or distributions payable in the common stock (other than Redeemable Capital Stock) of such Person or warrants or options to purchase such common stock or split-ups or reclassifications of its Capital Stock into additional or other shares of such common stock.

         "Dollar" means Dollar Rent A Car Systems, Inc.,an Oklahoma corporation.

         "DTAG"   means  Dollar  Thrifty  Automotive  Group,  Inc.,  a  Delaware
corporation.

         "EBITDA" means, for any applicable period, the sum for such period of

         (a) Net Income (excluding therefrom (i) the effect of any extraordinary or other non-recurring gain or loss outside the ordinary course of business,
(ii) any write-up (or write-down) in the value of any asset, (iii) the earnings (or loss) of any Person (other than DTAG or any other Subsidiary of DTAG) in which DTAG or any of its Subsidiaries has an ownership interest, except to the extent of the amount of dividends or other distributions actually paid in cash to DTAG or any of its Subsidiaries by such Person during such period, (iv) except where the provisions hereof expressly require a pro forma determination, the earnings (or loss) of any Person accrued prior to the date it becomes a Subsidiary of DTAG or is merged into or consolidated with any of its Subsidiaries or the date that such other Person's assets are acquired by any Subsidiary of DTAG and (v) the earnings of any Subsidiary of DTAG that is neither a Subsidiary Borrower nor a Subsidiary Guarantor to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary of such earnings is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Subsidiary)

plus

         (b) to the extent deducted in arriving at such Net Income, the sum, without duplication, of (i) Aggregate Interest Expense, plus (ii) taxes computed on the basis of income plus (iii) the aggregate amount of depreciation and amortization of tangible and intangible assets, plus (iv) non-cash charges in respect of non-cash awards under DTAG's incentive compensation programs.

         "Eligible Credit Enhancer" means (a) a commercial bank having total assets in excess of $500,000,000, (b) a finance company, insurance company or other financial institution that in the ordinary course of business enters into transactions of a type similar to that entered into by the Series 2000-1 Letter of Credit Provider under the Enhancement Letter of Credit Application and Agreement and has total assets in excess of $200,000,000, and with respect to which providing or becoming an assignee of the obligations of the Series 2000-1 Letter of Credit Provider would not constitute a prohibited transaction under
Section 4975 of ERISA and (c) any other financial institution, in each case reasonably satisfactory to DTAG and the Series 2000-1 Required Noteholders, having a short-term rating at least equal to A-1, or better, by Standard & Poor's and at least equal to P-1, or better, by Moody's; provided, however, that any Person who does not have either a short-term rating from Standard & Poor's or Moody's shall be an Eligible Credit Enhancer only if such Person is reasonably satisfactory to all of the Series 2000-1 Noteholders and to the Rating Agencies.

         "Eligible Franchisee" means, with respect to a Lessee, a Franchisee (all of whose rental offices are located in the United States) which meets the normal credit and other approval criteria of such Lessee, as applicable, and which may be an affiliate of such Lessee.

         "Eligible Manufacturer" means, initially with respect to Program Vehicles, DaimlerChrysler, Ford and Toyota, and with respect to Non-Program
Vehicles, DaimlerChrysler, General Motors, Ford, Nissan, Toyota, Honda, Mazda, Mitsubishi and Isuzu, as set forth in Schedule 1 hereto, and upon obtaining consent thereto from the Noteholders and other parties required under the Series Supplement for each other Group II Series of Notes, with respect to Program Vehicles, DaimlerChrysler, Ford and Toyota, and with respect to Non-Program
Vehicles, DaimlerChrysler, General Motors, Ford, Nissan, Volkswagen, Toyota, Honda, Mazda, Subaru, Suzuki, Mitsubishi, Isuzu, Kia and Hyundai, as set forth in Schedule 2 hereto (as such schedule, subject to confirmation by the Rating Agencies, may be amended, supplemented, restated or otherwise modified from time to time), and, in each case, any other Manufacturer that (a) has an Eligible Vehicle Disposition Program that has been reviewed by the Rating Agencies and the Rating Agencies have indicated that the inclusion of such Manufacturer's Vehicles under the Master Lease (or any other Lease with respect to Group II Vehicles) will not adversely affect the then current rating of any Group II Series of Notes, and (b) has been approved by each Enhancement Provider, if any; provided, however, that upon the occurrence of a Manufacturer Event of Default with respect to such Manufacturer, such Manufacturer shall no longer qualify as an Eligible Manufacturer.

         "Eligible Receivable" means a legal, valid and binding receivable (a) due from any Eligible Manufacturer or Auction dealer under an Eligible Vehicle Disposition Program to RCFC, a Lessee, an Additional Lessee or a creditor of RCFC or such Lessee or Additional Lessee, (b) in respect of a Program Vehicle purchased by such Eligible Manufacturer, which absent such purchase, would have constituted an Eligible Vehicle with respect to which the Lien of the Master Collateral Agent was noted on the Certificate of Title at the time of purchase, and (c) the right to payments in respect of which has been assigned by the payee thereof to the Master Collateral Agent for the benefit of the Secured Parties; provided that no amount receivable from an Eligible Manufacturer or Auction dealer under a Eligible Vehicle Disposition Program shall be an Eligible Receivable if such amount remains unpaid more than ten (10) days after the Vehicle Disposition Program Payment Due Date in respect of such Vehicle.

         "Eligible Vehicle" means, on any date of determination, a Group II Vehicle manufactured by an Eligible Manufacturer (determined at the time of the acquisition, financing or refinancing thereof) and satisfying any further eligibility requirements specified by the Rating Agencies or in any Group II Series Supplement (other than with respect to the Maximum Non-Program Percentage and the Maximum Manufacturer Percentage), or with respect to which all such eligibility requirements not otherwise satisfied have been duly waived by the Required Group II Noteholders in accordance with the terms of the applicable Series Supplement (if such waiver is permitted thereby); provided, however, that in no event may a Group II Vehicle be an Eligible Vehicle after (x) in the case of a Program Vehicle, the expiration of the applicable Maximum Term (unless such Vehicle has been designated as a Non-Program Vehicle pursuant to Section 14 of the Master Lease), or (y) the date which is twenty four (24) months after the date of the original new vehicle dealer invoice for such Acquired Vehicle.

         "Enhancement Amount" means the sum of (a) the Series 2000-1 Available Subordinated Amount, plus (b) the Series 2000-1 Letter of Credit Amount.

         "Enhancement Letter of Credit Application and Agreement" means the Enhancement Letter of Credit Application and Agreement, dated as of December 15, 2000, among the Administrative Agent, Dollar, Thrifty, those additional Subsidiaries of DTAG from time to time becoming parties thereunder, RCFC, DTAG and the Series 2000-1 Letter of Credit Provider, as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof.

         "Eurodollar Rate" means, with respect to a Committed Purchaser and any Eurodollar Tranche Period applicable to such Committed Purchaser, the sum of (a) LIBOR for such Eurodollar Tranche Period divided by 1 minus the "Reserve Requirement" plus (b) for so long as no Amortization Event has occurred and is continuing, .50%, plus (c) following the occurrence and during the continuance of an Amortization Event, 2%; where "Reserve Requirement" means, for any Eurodollar Tranche Period, the maximum reserve requirement imposed on any Committed Purchaser during such Eurodollar Tranche Period on "eurocurrency liabilities" as currently defined in Regulation D of the Board of Governors of the Federal Reserve System.

         "Eurodollar Tranche Period" means a period of days ending on a Business Day which shall not exceed six (6) months and during which the Series 2000-1 Invested Amount, or any portion thereof, is accruing interest at the Eurodollar Rate.

         "Excess Cash Flow" means, for any Fiscal Year of DTAG, an amount equal to the excess of (a) the sum, without duplication, of (i) Adjusted EBITDA for such Fiscal Year and (ii) decreases in Consolidated Working Capital for such Fiscal Year over (b) the sum, without duplication, of (i) the aggregate amount paid by DTAG and its Subsidiaries in cash during such Fiscal Year on account of taxes computed on the basis of income, (ii) the aggregate amount paid by DTAG and its Subsidiaries in cash during such Fiscal Year on account of Capital Expenditures, other than Vehicle Debt (excluding the principal amount of Indebtedness incurred in connection with such Capital Expenditures, whether incurred in such Fiscal Year or in a subsequent Fiscal Year), (iii) the aggregate amount of all prepayments of any amounts outstanding under any revolving credit facility or agreement (including the Credit Agreement) to which DTAG or any of its Subsidiaries is a borrower to the extent accompanied by permanent reductions of the commitments to extend credit thereunder, (iv) the aggregate amount of all principal payments of Indebtedness, other than Vehicle Debt, of DTAG or its Subsidiaries (including any term loans and the principal component of payments in respect of capitalized lease liabilities) made during such Fiscal Year (other than in respect of any revolving credit facility or agreement, including the Credit Agreement), (v) increases in Consolidated Working Capital for such Fiscal Year, (vi) the amount of Investments, other than Cash Equivalent Investments (as such term is defined in the Credit Agreement as in effect on the date hereof and without giving effect to any amendments thereto unless otherwise agreed to by the Series 2000-1 Required Noteholders), made during such Fiscal Year in cash to the extent that such Investments were financed with internally generated cash flow of DTAG and its Subsidiaries, and
(vii) the amount of Distributions made during such Fiscal Year by DTAG in cash.

         "Excess Damage Charges" means, with respect to any Program Vehicle, the amount charged to RCFC (or the applicable Lessee), or deducted from the Repurchase Payment or Guaranteed Payment, by the Manufacturer of such Vehicle due to damage over a prescribed limit to the Vehicle at the time that the Vehicle is disposed of at Auction or turned in to such Manufacturer or its agent for repurchase, in either case pursuant to the applicable Vehicle Disposition Program.

         "Excess Funding Accounts" means, collectively, as of any date, the Series 2000-1 Excess Funding Account and the corresponding account or accounts designated as such with respect to each additional Group II Series of Notes as of such date.

         "Excess Mileage Charges" means, with respect to any Program Vehicle, the amount charged to RCFC (or the applicable Lessee), or deducted from the Repurchase Payment or Guaranteed Payment, by the Manufacturer of such Vehicle due to the fact that such Vehicle has mileage over a prescribed limit at the time that such Vehicle is disposed of at Auction or turned in to such Manufacturer or its agent for repurchase, in either case pursuant to the applicable Vehicle Disposition Program.

         "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to (a) the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or (b) if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three (3) Federal funds brokers of recognized standing selected by it.

         "Financed Vehicle" means an Eligible Vehicle that is financed by RCFC and leased to a Lessee under Annex B to the Master Lease (or similar annex to such other Lease with respect to Group II Vehicles) on or after the Lease Commencement Date.

         "Financing Lease" means the Master Lease (or any other Lease with respect to Group II Vehicles) as supplemented by Annex B to the Master Lease (or similar annex to such other Lease with respect to Group II Vehicles).

         "Financing Sources" has the meaning specified in the Master Collateral Agency Agreement.

         "Fiscal Quarter" means any quarter of a Fiscal Year.

         "Fiscal Year" means any period of twelve consecutive calendar months ending on December 31; references to a Fiscal Year with a number corresponding to any calendar year (e.g., the "2000 Fiscal Year") refer to the Fiscal Year ending on the December 31 occurring during such calendar year.

         "Fixed Charge Coverage Ratio" means, at the end of any Fiscal Quarter, the ratio of

         (a) the sum of (i) Adjusted EBITDA for the four consecutive Fiscal Quarters ending on the last day of such Fiscal Quarter plus (ii) rental expense of DTAG and its Subsidiaries during such period under all leases of real property exclusive of any portion of such expense determined on the basis of the revenues generated by the operations conducted on the real property subject to such leases ("Rental Expense")

to

         (b) the sum of (i) Non-Vehicle Interest Expense for the four consecutive Fiscal Quarters ending on the last day of such Fiscal Quarter, plus
(ii) taxes computed on the basis of income and paid in cash during such period (net of cash received during such period in respect of such taxes), plus (iii) scheduled repayments of principal made by DTAG and its Subsidiaries during such period of Indebtedness (other than Vehicle Debt) of the type described in clause
(a), (c), (f) or (g) of the  definition of  "Indebtedness"  or, to the extent in respect of such type of Indebtedness, clause (h) of the definition of "Indebtedness," plus (iv) Capital Expenditures made by DTAG and its Subsidiaries during such period in cash (excluding Capital Expenditures for the acquisition of Vehicles), plus (v) Rental Expense during such period, plus (vi) Distributions made by DTAG during such period.

         "Ford" means Ford Motor Company, a Delaware corporation.

         "Franchisee" means a franchisee of a Lessee.

         "General  Motors"    means  General  Motors  Corporation,  a   Delaware
corporation.

         "Group II Aggregate Invested Amount" means the sum of the Invested Amounts with respect to all Group II Series of Notes then outstanding.

         "Group II Collateral" means the Master Lease and all payments made thereunder, the Group II Vehicles, the rights under Vehicle Disposition Programs in respect of Group II Vehicles, any other Master Collateral, Master Lease Collateral or other Collateral related to Group II Vehicles, the Group II Collection Account and all proceeds of the foregoing.

         "Group II Collection Account" has the meaning specified in Section 4.6(a) hereof.

         "Group II Master Collateral" means all right, title and interest of RCFC in Group II Vehicles and proceeds thereof, the other Master Collateral and proceeds thereof in respect of the Group II Vehicles and any other collateral or proceeds that the Master Collateral Agent has designated or segregated for the benefit of the Group II Series of Notes.

         "Group II Monthly Servicing Fee" means, on any date of determination, 1/12 of 1% of the Group II Aggregate Invested Amount as of the preceding Payment Date, after giving effect to any payments or allocations made on such date; provided, however, that if a Rapid Amortization Period shall occur and be continuing with respect to any Group II Series of Notes and if DTAG is no longer the Master Servicer, the Group II Monthly Servicing Fee shall equal the greater of (x) the product of (i) $20 and (ii) the number of Group II Vehicles as of the last day of the Related Month, and (y) the amount described in the first clause of this definition.

         "Group II Noteholders" has the meaning specified in Section 3.1(a) hereof.

         "Group II Series of Notes" has the meaning specified in Section 1(c) hereof.

         "Group II Supplemental Servicing Fee" is defined in Section 26.1 of the Master Lease.

         "Group II Vehicle" means, as of any date, a passenger automobile or truck leased by RCFC to a Lessee under the Master Lease (and any other Master Motor Vehicle Lease and Servicing Agreement entered into between the Lessor, Lessees and Guarantor and designated therein as being in respect of Group II Vehicles) as of such date, designated in the records of the Master Collateral Agent as a Group II Vehicle, and pledged by RCFC under the Master Collateral Agency Agreement for the benefit of the Trustee (on behalf of the Group II Noteholders).

         "Hedging Agreements" means, collectively, currency exchange agreements, interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, and all other agreements or arrangements designed to protect a Person against fluctuations in interest rates or currency exchange rates.

         "Hedging   Obligations"   means,  with  respect  to  any  Person,   all
liabilities of such Person under Hedging Agreements.

         "Honda"   means  American  Honda  Motor  Company,  Inc.,  a  California
corporation.

         "Hyundai"  means Hyundai Motor America, a California corporation.


         "Increase" has the meaning specified in Section 4A.2(a) of this Supplement.

         "Increase Date" means the date on which an Increase occurs.

         "Indebtedness" of any Person means, without duplication:

                  (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

                  (b) all obligations, contingent or otherwise, relative to the face amount of all letters of credit, bonds (including Surety Bonds) and similar obligations, whether or not drawn, and banker's acceptances issued for the account of such Person;

                  (c) all obligations of such Person as lessee under leases which have been or should be, in accordance with GAAP, recorded as Capitalized Lease Liabilities;

                  (d) all   obligations   of  such   Person   in the   nature of
         overdrafts;

                  (e) net   liabilities  of  such   Person  under  all   Hedging
         Obligations;

                  (f) whether or not so included as liabilities in accordance with GAAP, all obligations of such Person to pay the deferred purchase price of property or services (excluding open accounts extended by suppliers on normal trade terms in connection with purchases of goods and services), and indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

                  (g) Redeemable Capital Stock; and

                  (h) all Contingent Obligations of such Person in respect of any of the foregoing.

For all purposes of this Supplement, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

         "Indemnified Persons" is defined in Section 15.1 of the Master Lease.

         "Initial  Acquisition  Cost" is defined  in  Section  2.3 of the Master
Lease.

         "Interest Coverage Ratio" means, at the end of any Fiscal Quarter, the ratio of

                  (a) EBITDA for the four consecutive Fiscal Quarters ending on the last day of such Fiscal Quarter to

                  (b) Aggregate Interest Expense for the four consecutive Fiscal Quarters ending on the last day of such Fiscal Quarter, net of interest income for such four Fiscal Quarter period.

         "Invested Amount" means, on any date of determination, with respect to the Series 2000-1 Notes, the Series 2000-1 Invested Amount, and with respect to each other Series of Notes, the amount specified in the applicable Supplement that is analogous to the Series 2000-1 Invested Amount but for such series.

         "Investment" means, relative to any Person,

                  (a) any loan or advance made by such Person to any other Person (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business);

                  (b) any Contingent Obligation of such Person; and

                  (c) any ownership or similar interest held by such Person in any other Person; provided, however, that ownership or similar interests acquired by such Person with funds constituting compensation to any employee of such Person, in each case pursuant to an employee benefit plan being maintained by such Person in accordance with all applicable laws, shall not constitute Investments hereunder so long as the financial statements of such Person reflect such Person's obligation to such employee (as a liability on such Person's balance sheet or otherwise) with respect to such ownership or similar interest.

The amount of any Investment shall be the original principal or capital amount thereof less all returns of principal or equity thereon (and without adjustment by reason of the financial condition of such other Person) and shall, if made by the transfer or exchange of property other than cash, be deemed to have been made in an original principal or capital amount equal to the fair market value of such property.

         "Issuer" has the meaning specified in the preamble hereto.

         "Isuzu" means American Isuzu Motors, Inc., a California corporation.

         "Kia" means Kia Motors America, Inc., a California corporation.

         "Late Return Payments" is defined in Section 13 of the Master Lease.

         "Lease Annex" means Annex A or Annex B to the Master Lease, as applicable, as such annex may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms of the Master Lease (or a similar annex under any other Lease with respect to Group II Vehicles).

         "Lease Commencement Date" has the meaning specified in Section 3.2 of the Master Lease.

         "Lease  Event of  Default"  is defined  in  Section  17.1 of the Master
Lease.

         "Lease Expiration Date" is defined in Section 3.2 of the Master Lease.

         "Lease Payment Losses" means as of any Payment Date, the amount of payments due under the Master Lease with respect to the Related Month which were not paid when due.

         "Lease Payment Recoveries" means, as of any Determination Date, an amount equal to all payments made by the Lessees or the Guarantor under the Master Lease since the preceding Determination Date on account of past due payments under the Master Lease, excluding any amounts drawn under the Series 2000-1 Letter of Credit.
         "Lessee" means either Thrifty or Dollar, in its capacity as a Lessee under the Master Lease, any Additional Lessee, or any successor by merger to Thrifty, Dollar or any Additional Lessee, in accordance with Section 25.1 of the Master Lease, or any other permitted successor or assignee of Thrifty or Dollar, as applicable, in its capacity as Lessee, or of any Additional Lessee, pursuant to Section 16 of the Master Lease.

         "Lessee Agreements" means any and all Subleases entered into by any of the Lessees the subject of which includes any Vehicle leased by the Lessor to such Lessee under the Master Lease, and any and all other contracts, agreements, guarantees, insurance, warranties, instruments or certificates entered into or delivered to such Lessee in connection therewith.

         "Lessor" means RCFC, in its capacity as the lessor under the Master Lease, and its successors and assigns in such capacity.

         "LIBOR" means, with respect to any Series 2000-1 Note for any Eurodollar Tranche Period, the rate per annum (rounded upwards, if necessary, to the next higher one-hundredth of a percentage point) determined (i) for the Bank One Ownership Group, by reference to the arithmetic average (rounded upwards, if necessary, to the next higher one-hundredth of a percentage point) of the rates at which deposits in U.S. Dollars are offered by four reference banks reasonably selected by Bank One in the interbank eurodollar market at or about 11:00 A.M. (London time), two Business Days prior to the beginning of such Eurodollar Tranche Period for delivery on the first day of such Eurodollar Tranche Period for the number of days comprised therein, (ii) for the BNS Ownership Group, by reference to the arithmetic average (rounded upwards, if necessary, to the next higher one-hundredth of a percentage point) of the rates at which deposits in U.S. Dollars are offered by four reference banks reasonably selected by BNS in the interbank eurodollar market at or about 11:00 A.M. (London time), two Business Days prior to the beginning of such Eurodollar Tranche Period for delivery on the first day of such Eurodollar Tranche Period for the number of days comprised therein, and (iii) for any Additional Ownership Group, by reference to the arithmetic average (rounded upwards, if necessary, to the next higher one-hundredth of a percentage point) of the rates at which deposits in U.S. Dollars are offered by four reference banks reasonably selected by the related Managing Agent in the interbank eurodollar market at or about 11:00 A.M. (London time), two Business Days prior to the beginning of such Eurodollar Tranche Period for delivery on the first day of such Eurodollar Tranche Period for the number of days comprised therein.

         "Liquidation Event of Default" means, so long as such event or condition continues, any of the following: (a) any event or condition with respect to RCFC or a Lessee of the type described in Section 8.1(d) of the Base Indenture, (b) a payment default by RCFC under the Base Indenture as specified in Sections 8.1(a) and 8.1(b) thereof, or (c) a Lease Event of Default as specified in Section 8.1(e) thereof (with respect solely to the occurrence of the Lease Events of Default described in Sections 17.1.1(i), 17.1.2 and 17.1.5 under the Master Lease).

         "Limited Liquidation Event of Default" means, so long as such event or condition continues, any event or condition of the type specified in (a) Section 5.1(a) of this Supplement that continues for thirty (30) days (without double counting the five (5) Business Day cure period provided for in said Section 5.1(a)); provided, however, that such event or condition shall not constitute a Limited Liquidation Event of Default if within such thirty (30) day period, DTAG shall have contributed a portion of the Retained Interest to the Series 2000-1 Available Subordinated Amount sufficient to cure the Series 2000-1 Enhancement Deficiency, or (b) Section 5.1(b), (c) or (f) of this Supplement.

         "LOC Credit Disbursement" means an amount drawn under the Series 2000-1 Letter of Credit pursuant to a Certificate of Credit Demand.

         "LOC Disbursement" shall mean any LOC Credit Disbursement or any LOC Termination Disbursement, or other disbursement by the Series 2000-1 Letter of Credit Provider under the Series 2000-1 Letter of Credit, or any combination thereof, as the context may require.

         "LOC Termination Disbursement" means an amount drawn under the Series 2000-1 Letter of Credit pursuant to a Certificate of Termination Demand. The amount of such LOC Termination Disbursement shall be the amount so drawn or thereafter, if greater, the amount of the Deposited Funds in the Series 2000-1 Cash Collateral Account.

         "Losses" means, with respect to any Related Month, the sum (without duplication) of the following with respect to Acquired Vehicles leased under the Master Lease: (i) all Manufacturer Late Payment Losses for such Related Month, plus (ii) with respect to Disposition Proceeds received during the Related Month from the sale or other disposition of Acquired Vehicles (other than pursuant to a Vehicle Disposition Program), the excess, if any, of (x) the Net Book Values of such Acquired Vehicles calculated on the dates of the respective sales or final dispositions thereof, over (y) (1) the aggregate amount of such Disposition Proceeds received during the Related Month in respect of Acquired Vehicles by RCFC, the Master Collateral Agent or the Trustee (including by deposit into the Collection Account or the Master Collateral Account) plus (2) any Termination Payments that have accrued with respect to such Acquired Vehicles.

         "Managing Agents" means, collectively, Bank One and BNS, as each such term is defined in the definition of "Ownership Group," and any of their successors and permitted assigns, and such other Persons as shall become parties to the Series 2000-1 Note Purchase Agreement as Managing Agents.

         "Mandatory Decrease" has the meaning specified in Section 4A.3(a) of this Supplement.

         "Manufacturer Event of Default" is defined in Section 18 of the Master Lease.

         "Manufacturer Event of Default Losses" means, with respect to any Related Month, in the event that a Manufacturer Event of Default occurs with respect to any Manufacturer, all payments that are required to be made (and not yet made) by such Manufacturer to RCFC with respect to Acquired Vehicles that are either (i) sold at Auction or returned to such Manufacturer under such Manufacturer's Vehicle Disposition Program, or (ii) subject to an incentive program of such Manufacturer; provided that the grace or other similar period for the determination of such Manufacturer Event of Default expires during such Related Month.

         "Manufacturer  Late Payment  Losses" with respect to any Related Month, means all payments required to be made by Manufacturers under such Manufacturers' Vehicle Disposition Programs and incentive programs with respect to Acquired Vehicles, which are not made within one hundred (100) days after the related Disposition Dates of such Acquired Vehicles and remain unpaid at the end of such Related Month, but only to the extent that such 100 day periods expire during such Related Month; provided that any payments considered hereunder shall be net of amounts that are (x) the subject of a good faith dispute as evidenced in writing by the Manufacturer questioning the accuracy of the amounts paid or payable in respect of any such Acquired Vehicles or (y) necessary to meet initial eligibility requirements of a Manufacturer to receive Guaranteed Payments, Repurchase Payments and/or Incentive Payments for a model year.

         "Manufacturer Receivable" means an amount due from a Manufacturer or Auction dealer under a Vehicle Disposition Program in respect of or in connection with a Program Vehicle being turned back to such Manufacturer.

         "Market Value" means, with respect to any Non-Program Vehicle as of any date of determination, the market value of such Non-Program Vehicle as specified in the Related Month's published National Automobile Dealers Association, Official Used Car Guide, Central Edition (the "NADA Guide") for the model class and model year of such Vehicle based on the average equipment and the average mileage of each Vehicle of such model class and model year. If such Non-Program Vehicle is not listed in the NADA Guide published in the Related Month preceding such date of determination, then the Black Book Official Finance/Lease Guide
(the "Lease Guide") shall be used to estimate the wholesale price of the Non-Program Vehicle, based on the Non-Program Vehicle's model class and model year or the closest model class and model year thereto (if appropriate as determined by the applicable Servicer), for purposes of such months for which the wholesale price for such Non-Program Vehicle is not so published in the NADA Guide; provided, however, if the NADA Guide was not published in the Related Month, then the Lease Guide shall be relied upon in its place, and if the Lease Guide is unavailable, the Market Value of such Vehicle shall be based upon such other reasonable methodology as determined by the Issuer.

         "Market Value Adjustment Percentage" means, as of any Determination Date following the Series 2000-1 Closing Date, the lower of (i) the lowest Measurement Month Average of any full Measurement Month within the preceding 12 calendar months and (ii) a fraction expressed as a percentage, the numerator of which equals the average of the aggregate Market Value of Non-Program Vehicles leased under the Master Lease as of the last day of the Related Month and as of the last day of the two Related Months precedent thereto and the denominator of which equals the average of the aggregate Net Book Values of each such Non-Program Vehicles calculated as of such date.

         "Master Collateral Agency Agreement" means the Amended and Restated Master Collateral Agency Agreement, dated as of December 23, 1997, among DTAG, as Master Servicer, RCFC, as grantor, Thrifty and Dollar, as grantors and servicers, such other grantors as may become parties thereto, various Beneficiaries parties thereto, various Beneficiaries parties thereto and the Master Collateral Agent, as such agreement may be amended, supplemented, restated or otherwise modified from time to time in accordance with its terms.

         "Master Collateral Agent" means Bankers Trust Company, a New York banking corporation, in its capacity as master collateral agent under the Master Collateral Agency Agreement, unless a successor Person shall have become the master collateral agent pursuant to the applicable provisions of the Master Collateral Agency Agreement, and thereafter "Master Collateral Agent" shall mean such successor Person.

         "Master Lease" means that certain Master Motor Vehicle Lease and Servicing Agreement, dated as of March 4, 1998, among RCFC, as Lessor, Thrifty, as a Lessee and Servicer, Dollar, as a Lessee and Servicer, those additional Subsidiaries and Affiliates of DTAG from time to time becoming Lessees and Servicers thereunder and DTAG, as guarantor and Master Servicer, as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with its terms.

         "Master Lease Collateral" has the meaning set forth in Section 3.1(a) of this Supplement.

         "Master Servicer" means DTAG, in its capacity as the Master Servicer under the Master Lease, and its successors and assigns in such capacity in accordance with the terms of the Master Lease.

         "Material Adverse Effect" means, with respect to any occurrence, event or condition, and any Person, a material adverse effect with respect to:

                  (a) the business, financial condition, operations or assets of such Person;

                  (b) the ability of the such Person to perform its obligations under the Master Lease or any other Related Document;

                  (c) the validity, enforceability or collectibility of amounts payable to the Master Collateral Agent, the Trustee or the Lessor under the Master Lease or the other Related Documents;

                  (d) the status, existence, perfection or first priority of the interests of the Master Collateral Agent and the Trustee, as applicable, in a material portion of the Master Collateral or the Collateral, free of any Liens (other than Permitted Liens);

                  (e) the ability of the Master Collateral Agent, the Trustee or the Lessor to liquidate or foreclose against the Collateral and the Master Collateral; or

                  (f) the practical realization by the Master Collateral Agent, the Trustee or the Lessor of any of the material benefits or security afforded by the Master Lease or any other Related Document.

         "Maximum Lease Commitment" means, on any date of determination, the sum of (i) the Aggregate Principal Balances on such date for all Group II Series of Notes, plus (ii) with respect to all Group II Series of Notes that provide for Enhancement in the form of overcollateralization, the sum of the available subordinated amounts on such date for each such Group II Series of Notes, plus
(iii) the aggregate Net Book Values of all Group II Vehicles leased under the Master Lease on such date that were acquired, financed or refinanced with funds other than proceeds of Group II Series of Notes or related available subordinated amounts, plus (iv) any amounts held in the Retained Distribution Account that the Lessor commits on or prior such date to invest in new Group II Vehicles for leasing under the Master Lease (as evidenced by a Company Order) in accordance with the terms of the Master Lease and the Indenture.

         "Maximum Manufacturer Percentage" means, with respect to any Eligible Manufacturer, initially the percentage amount set forth in Schedule 1 hereto, and upon obtaining consent thereto from the Noteholders and other parties required under the Series Supplement for each other Group II Series of Notes, the percentage amount set forth in Schedule 2 hereto (as such schedule may be amended, supplemented, restated or otherwise modified from time to time) specified for each Eligible Manufacturer with respect to Non-Program Vehicles and Program Vehicles, as applicable, which percentage amount represents the maximum percentage of Eligible Vehicles which are permitted under the Master Lease to be Non-Program Vehicles or Program Vehicles, as the case may be, manufactured by such Manufacturer.

         "Maximum Non-Program Percentage" means, with respect to Non-Program Vehicles, (a) if the average of the Measurement Month Averages for any three Measurement Months during the twelve month period preceding any date of determination shall be less than eighty-five percent (85%), 0% or such other percentage amount agreed upon by the Lessor and each of the Lessees, subject to confirmation by the Managing Agents, which percentage amount represents the maximum percentage of the Aggregate Asset Amount which is permitted under the Master Lease to be invested in Non-Program Vehicles; and (b) at all other times, 20%, until such time as Schedule 2 hereto is in effect as described in the definition of "Maximum Manufacturer Percentage," and thereafter 30%, subject to the Manufacturer limitations in the definition of "Maximum Manufacturer Percentage."

         "Mazda" means Mazda Motor of America, Inc., a California corporation.

         "Measurement Month" with respect to any date, means, each calendar month, or the smallest number of consecutive calendar months, preceding such date in which (a) at least 500 Non-Program Vehicles were sold at Auction or otherwise and (b) at least one-twelfth of the aggregate Net Book Value of the Non-Program Vehicles as of the last day of such calendar month or consecutive calendar months were sold at Auction or otherwise; provided that no calendar month included in a Measurement Month shall be included in any other Measurement Month.

         "Measurement Month Average" means, with respect to any Measurement Month, the percentage equivalent of a fraction, the numerator of which is the aggregate amount of Disposition Proceeds of all Non-Program Vehicles sold at Auction or otherwise during such Measurement Month and the denominator of which is the aggregate Net Book Value of such Non-Program Vehicles on the dates of their respective sales.

         "Minimum Enhancement Amount" means, with respect to the Series 2000-1 Notes on any date of determination, the sum of (a) the product of (i) the Series 2000-1 Program Enhancement Percentage, times (ii) an amount in U.S. Dollars equal to the aggregate Series 2000-1 Invested Amount minus the product of (A) the aggregate amount of cash and Permitted Investments in the Group II Collection Account and, to the extent cash and Permitted Investments in the Master Collateral Account are allocable to the Trustee on behalf of the holders of the Group II Series of Notes as Beneficiary pursuant to the Master Collateral Agency Agreement and are not distributable to or at the direction of DTAG, the Issuer, Thrifty or Dollar pursuant thereto, such cash and Permitted Investments in the Master Collateral Account as of such date, in each case to the extent such cash and Permitted Investments constitute Group II Collateral, times (B) a fraction, the numerator of which shall be the sum of the Series 2000-1 Invested Amounts as of such date and the Series 2000-1 Available Subordinated Amount for such date and the denominator of which shall be the greater of (I) the Aggregate Asset Amount as of such date and (II) the sum of the Invested Amounts for all Group II Series of Notes as of such date, times (iii) a fraction, the numerator of which shall be the aggregate Net Book Value of all Program Vehicles as of such date and the denominator of which shall be the aggregate Net Book Value of all Program Vehicles and Non-Program Vehicles as of such date, plus (b) the product of (i) the Series 2000-1 Non-Program Enhancement Percentage times (ii) an amount in U.S. Dollars equal to the aggregate Series 2000-1 Invested Amount as of such date, minus the product of (A) the aggregate amount of cash and Permitted Investments in the Group II Collection Account as of such date and, to the extent cash and Permitted Investments in the Master Collateral Account are allocable to the Trustee on behalf of holders of Group II Series of Notes as Beneficiary pursuant to the Master Collateral Agency Agreement and are not distributable to or at the direction of the Master Servicer pursuant thereto, such cash and Permitted Investments in the Master Collateral Account as of such date in each case to the extent such cash and Permitted Investments constitute Group II Collateral, times (B) a fraction, the numerator of which shall be the sum of the Series 2000-1 Invested Amount as of such date and the Series 2000-1 Available Subordinated Amount for such date and the denominator of which shall be the greater of (I) the Aggregate Asset Amount as of such date and (II) the sum of the Invested Amounts for all Group II Series of Notes as of such date, times (iii) a fraction, the numerator of which shall be the aggregate Net Book Value of all Non-Program Vehicles as of such date and the denominator of which shall be the aggregate Net Book Value of all Program Vehicles and Non-Program Vehicles as of such date, plus (c) the Additional Overcollateralization Amount as of such date.

         "Minimum Series 2000-1 Letter of Credit Amount" means, with respect to any date of determination the greater of (i) an amount equal to (x) 5% of the Series 2000-1 Invested Amount of the Series 2000-1 Notes outstanding on such date, less (y) any cash on deposit in the Series 2000-1 Cash Collateral Account on such date, and (ii) an amount equal to (x) the Minimum Enhancement Amount on such date, minus (y) the Series 2000-1 Available Subordinated Amount on such date.

         "Minimum Subordinated Amount" means, with respect to any date of determination, the greater of (a) 2.25% of the Series 2000-1 Invested Amount on such date and (b) an amount equal to (i) the Minimum Enhancement Amount, minus
(ii) the Series 2000-1 Letter of Credit Amount.

         "Mitsubishi" means Mitsubishi Motor Sales of America, Inc., a Delaware corporation.

         "Monthly Base Rent" is defined in paragraph 9 of Annex A and paragraph 6 of Annex B to the Master Lease.

         "Monthly  Certificate"  is  defined  in  Section  24.4(b) of the Master
Lease.

         "Monthly Finance Rent" is defined in paragraph 6 of Annex B to the Master Lease.

         "Monthly Servicing Fee" is defined in Section 26.1 of the Master Lease.

         "Monthly Supplemental Payment" is defined in paragraph 6 of Annex B to the Master Lease.

         "Monthly Variable Rent" is defined in paragraph 9 of Annex A to the Master Lease.

         "Monthly Vehicle Statement" is defined in Section 24.4(f) of the Master Lease.

         "Moody's" means Moody's Investors Service, Inc.

         "Net Income" means, for any applicable period, the aggregate of all amounts which, in accordance with GAAP, would be included as net earnings (or net loss) on a consolidated statement of operations of DTAG and its Subsidiaries for such period.

         "Nissan"    means  Nissan  Motor  Corporation  U. S. A.,  a  California corporation.

         "Non-Program Vehicle" means a Group II Vehicle that, when acquired by RCFC, Thrifty or Dollar, as the case may be, from an Eligible Manufacturer, or when so designated by the Master Servicer, in each case subject to the limitations described herein, is not eligible for inclusion in any Eligible Vehicle Disposition Program.

         "Non-Vehicle Debt" means

         (a) Total Debt

minus

         (b) to the extent included in such Total Debt, Vehicle Debt plus

         (c) any obligation of a Subsidiary Borrower or any Subsidiary of such Subsidiary Borrower (other than RCFC or another SPC) with respect to Vehicles owned by such Subsidiary Borrower or such Subsidiary (i) which exceeds the excess of (x) the aggregate Capitalized Cost (as defined in the Base Indenture) of such Vehicles over (y) the greater of the sum of the aggregate Depreciation Charges (as defined in the Base Indenture) accrued with respect to such Vehicles and the difference between such aggregate Capitalized Cost and the fair market value of such Vehicles and (ii) which has become due and payable and remains unpaid as of the end of any calendar month.

         "Non-Vehicle Interest Expense" means, for any applicable period, the excess of

         (a) the aggregate consolidated gross interest expense of DTAG and its Subsidiaries for such period, as determined in accordance with GAAP ("Aggregate Interest Expense"), including (i) commitment fees paid or owed with respect to the then unutilized portion of the Commitment Amount (as defined in the Credit Agreement or any successor agreement thereto), (ii) all other fees paid or owed with respect to the issuance or maintenance of Contingent Obligations (including letters of credit), which, in accordance with GAAP, would be included as interest expense, (iii) net costs or benefits under Hedging Arrangements and
(iv) the portion of any payments made in respect of Capitalized Lease Liabilities of DTAG and its Subsidiaries allocable to interest expense, but excluding the amortization of debt issuance costs and other financing expenses incurred in connection with the transactions contemplated by the Credit Agreement, over

         (b) to the extent included in the preceding clause (a), gross interest expense in respect of Vehicle Debt ("Vehicle Interest Expense").

         "Note Purchaser" means each Managing Agent, for the benefit of the Conduit Purchasers and the Committed Purchasers in the related Ownership Group, and any permitted successors and assigns in such capacity.

         "Officer's Certificate" means a certificate signed by an Authorized Officer of DTAG, RCFC or a Lessee, as applicable.

         "Operating Lease" means the Master Lease as supplemented by Annex A to the Master Lease (or a similar annex to any other Lease with respect to Group II Vehicles).

         "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to DTAG, RCFC or a Lessee, as the case may be, unless the Required Beneficiaries shall notify the Trustee of objection thereto.

         "Overcollateralization Portion" means, as of any date of determination,
(i) the sum of the amounts determined pursuant to clauses (a) and (b) of the definition of Minimum Enhancement Amount as of such date minus (ii) the Series 2000-1 Letter of Credit Amount as of such date.

         "Ownership   Group"  means  each  of  the  following   groups  of  Note
Purchasers:

                      (i)   Bank   One,  NA   ("Bank   One"),    Falcon    Asset
                  Securitization Corporation, any other Conduit Purchaser administered by Bank One or any of Bank One's Affiliates (the "Bank One Ownership Group").

                     (ii) The Bank of Nova Scotia ("BNS"), Liberty Street Funding Corp., and any other Conduit Purchaser administered by BNS or any of BNS's Affiliates (the "BNS Ownership Group").

                    (iii) Each Managing Agent and its related Conduit Purchasers and Committed Purchasers as shall become parties to the Series 2000-1 Note Purchase Agreement (each an "Additional Ownership Group").

         By way of example and for avoidance of doubt, each of the Bank One Ownership Group, the BNS Ownership Group and any Additional Ownership Group is a separate Ownership Group. An assignee of a Committed Purchaser shall belong, to the extent of such assignment, to the same Ownership Group as the assigning Committed Purchaser. A Committed Purchaser may belong to more than one Ownership Group at a time.

         "Payment Date" means the 25th day of each calendar month, or, if such day is not a Business Day, the next succeeding Business Day, commencing February 25, 2001.

         "Permitted Investments" means negotiable instruments or securities maturing on or before the Payment Date next occurring after the investment therein, represented by instruments in bearer, registered or book-entry form which evidence (i) obligations the full and timely payment of which are to be made by or are fully guaranteed by the United States of America; (ii) demand deposits of, time deposits in, or certificates of deposit issued by, any depositary institution or trust company incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by Federal or state banking or depositary institution authorities; provided, however, that at the earlier of (x) the time of the investment and (y) the time of the contractual commitment to invest therein, the certificates of deposit or short-term deposits, if any, or long-term unsecured debt obligations (other than such obligations whose rating is based on collateral or on the credit of a Person other than such institution or trust company) of such depositary institution or trust company shall have a credit rating from Standard & Poor's of "A-1+" and from Moody's of "P-1," in the case of certificates of deposit or short-term deposits, or a rating from Standard & Poor's of at least "AAA" and from Moody's of a least "Aaa," in the case of long-term unsecured debt obligations; (iii) commercial paper having, at the earlier of (x) the time of the investment and (y) the time of contractual commitment to invest therein, a rating from Standard & Poor's of at least "A-1+" and from Moody's of "P-1"; (iv) demand deposits or time deposits which are fully insured by the Federal Deposit Insurance Company; (v) bankers' acceptances issued by any depositary institution or trust company described in clause (ii) above; (vi) investments in money market funds rated at least "AAm" by Standard & Poor's or otherwise approved in writing by Standard & Poor's, and rated in the highest investment category granted by Moody's for investments in money market funds; (vii) Eurodollar time deposits having a credit rating from Standard & Poor's of "A-1+" and from Moody's of "P-1"; (viii) repurchase agreements involving any of the Permitted Investments described in clauses (i) and (vii) and the certificates of deposit described in clause (ii) which are entered into with a depository institution or trust company having a commercial paper or short-term certificate of deposit rating of "A-1+" by Standard & Poor's and "P-1" by Moody's or otherwise approved by the Managing Agents and (ix) any other instruments or securities approved by the Managing Agents.

         "Permitted Liens" is defined in Section 25.3 of the Master Lease.

         "Power of Attorney" is defined in Section 9 of the Master Lease.

         "Principal Collections" means Collections other than Series 2000-1 Interest Collections, Recoveries and Lease Payment Recoveries.

         "Program Vehicle" means any Group II Vehicle which at the time of purchase or financing by RCFC or a Lessee, as the case may be, is eligible under an Eligible Vehicle Disposition Program.

         "Pro Rata Share" means, with respect to a Lessee or a Servicer, the ratio (expressed as a percentage) of (i) the aggregate Net Book Value of Vehicles leased by such Lessee or serviced by such Servicer, as applicable, divided by (ii) the aggregate Net Book Value of all Vehicles leased under the Master Lease.

         "Qualified Institution" means a depositary institution or trust company (which may include the Trustee) organized under the laws of the United States of America or any one of the states thereof or the District of Columbia; provided, however, that at all times such depositary institution or trust company is a member of the FDIC and (i) has a long-term indebtedness rating from Standard & Poor's of not lower than "AA" and from Moody's of not lower than "Aa2" and a short-term indebtedness rating from Standard & Poor's not lower than "A-1+" and from Moody's not lower than "P-1" or (ii) is otherwise satisfactory to the Managing Agents.

         "Qualified Intermediary Obligations" means any note, draft, contract, receivable or other promise to pay of a qualified intermediary under a like-kind exchange program applying to the Group II Vehicles.

         "Rating Agencies" means Standard & Poor's and Moody's.

         "RCFC" has the meaning set forth in the preamble.

         "RCFC Agreements" has the meaning set forth in Section 2.1(a)(i) of this Supplement.

         "RCFC Obligations" means all principal and interest, at any time and from time to time, owing by RCFC on the Series 2000-1 Notes and all costs, fees and expenses payable by, or obligations of, RCFC in respect of the Series 2000-1 Notes under the Indenture and the Related Documents.

         "Recoveries" means, with respect to any Related Month, the sum (without duplication) of (i) all amounts received by RCFC, the Master Collateral Agent or the Trustee (including by deposit into the Group II Collection Account or the Master Collateral Account in respect of Group II Master Collateral) from any Person during such Related Month in respect of Losses, plus (ii) the excess, if any, of (x) the aggregate amount of Disposition Proceeds received during such Related Month by RCFC, the Master Collateral Agent or the Trustee (including by deposit into the Group II Collection Account or the Master Collateral Account in respect of Group II Master Collateral) and resulting from the sale or other final disposition of Acquired Vehicles that are Group II Vehicles (other than pursuant to Vehicle Disposition Programs) plus any Termination Payments that have accrued with respect to such Acquired Vehicles that are Group II Vehicles, over (y) the Net Book Values of such Acquired Vehicles that are Group II Vehicles, calculated on the dates of the respective sales or dispositions thereof.

         "Redeemable Capital Stock" means Capital Stock of DTAG or any of its Subsidiaries that, either by its terms, by the terms of any security into which it is convertible or exchangeable or otherwise, (i) is or upon the happening of an event or passage of time would be required to be redeemed (for consideration other than shares of common stock of DTAG) on or prior to August 2, 2006, (ii) is redeemable at the option of the holder thereof (for consideration other than shares of common stock of DTAG) at any time prior to such date or (iii) is convertible into or exchangeable for debt securities of DTAG or any of its Subsidiaries at any time prior to such anniversary.

         "Refinanced Vehicles" has the meaning specified in Section 2.1 of the Master Lease.

         "Refinancing Schedule" has the meaning specified in Section 2.1 of the Master Lease.

         "Related Documents" means, collectively, the Indenture, the Series 2000-1 Notes, any Enhancement Agreement, the Master Lease, the Master Collateral Agency Agreement and any grantor supplements and financing source and beneficiary supplements thereto involving the Trustee as Beneficiary, the Assignment Agreements, the Series 2000-1 Note Purchase Agreement and the Series 2000-1 Letter of Credit.

         "Rent", with respect to each Acquired Vehicle and each Financed Vehicle, is defined in paragraph 9 of Annex A to the Master Lease and in paragraph 6 of Annex B to the Master Lease.

         "Required Asset Amount" means with respect to the Series 2000-1 Notes, at any date of determination, the sum of (i) the Invested Amount for all Group II Series of Notes that do not provide for Enhancement in the form of overcollateralization plus (ii) with respect to all Group II Series of Notes that provide for Enhancement in the form of overcollateralization, the sum of
(a) the Invested Amount for all such Series of Notes, plus (b) the available subordinated amounts required to be maintained as part of the minimum enhancement amount for all such Series of Notes.

         "Required Beneficiaries" means Noteholders holding in excess of 50% of the Group II Aggregate Invested Amount (excluding, for the purposes of making the foregoing calculation, any notes known to be held by DTAG or any Affiliate of DTAG, except for any Affiliate that is a bankruptcy remote, special purpose vehicle).

         "Required Group II Noteholders" means Noteholders holding in excess of 50% of the Group II Aggregate Invested Amount (excluding, for the purposes of making the foregoing calculation, any Notes held by DTAG or any Affiliate of DTAG, except for any Affiliate that is a bankruptcy remote, special purpose vehicle).

         "Responsible Officer" means, with respect to DTAG, RCFC, Thrifty, Dollar or any Additional Lessee, any President, Vice President, Assistant Vice President, Secretary, Assistant Secretary, Treasurer or Assistant Treasurer, or any officer performing functions similar to those customarily performed by the person who at the time shall be such officer.

         "Retained Interest" means the transferable indirect interest in RCFC's assets held by the Retained Interestholder to the extent relating to the Group II Collateral, including the right to receive payments with respect to such collateral in respect of the Retained Interest Amount.

         "Retained Interest Amount" means, on any date of determination, the amount, if any, by which the Aggregate Asset Amount at the end of the day immediately prior to such date of determination, exceeds the Required Asset Amount at the end of such day.

         "Retained Interest Percentage" means, on any date of determination, when used with respect to Group II Collections that are Principal Collections, Recoveries, Lease Payment Recoveries, Losses, Lease Payment Losses and other amounts, an amount equal to one hundred percent (100%) minus the sum of (i) the invested percentages for all outstanding Group II Series of Notes and (ii) the available subordinated amount percentages for all Group II Series of Notes that provide for credit enhancement in the form of overcollateralization, including all classes of such Series of Notes, in each case as such percentages are calculated on such date with respect to Group II Collections that are Principal Collections, Recoveries, Lease Payment Recoveries, Losses, Lease Payment Losses and other amounts, as applicable.

         "Retained Interestholder" means DTAG as owner of all outstanding capital stock of RCFC or any permitted successor or assign.

         "Series 2000-1 Accrued Interest  Account" has the meaning  specified in
Section 4.6(b) of this Supplement.

         "Series 2000-1 Available Subordinated Amount" means, for any date of determination, an amount equal to (a) the Series 2000-1 Available Subordinated Amount for the preceding Determination Date (or, in the case of the initial Determination Date following the Series 2000-1 Closing Date, the Series 2000-1 Closing Date), minus (b) the Series 2000-1 Available Subordinated Amount Incremental Losses for the Related Month, plus (c) the Series 2000-1 Available Subordinated Amount Incremental Recoveries for the Related Month, minus (d) the Series 2000-1 Lease Payment Losses allocable to the Series 2000-1 Available Subordinated Amount pursuant to Section 4.7 of this Supplement since the preceding Determination Date, plus (e) the Series 2000-1 Lease Payment Recoveries allocable to the Series 2000-1 Available Subordinated Amount pursuant to Section 4.7 of this Supplement since the preceding Determination Date, plus
(f) additional amounts, if any, contributed by RCFC since the preceding Determination Date (or in the case of the first Determination Date, since the Series 2000-1 Closing Date) to the Series 2000-1 Excess Funding Account for allocation to the Series 2000-1 Available Subordinated Amount, plus (g) the aggregate Net Book Value of additional Eligible Vehicles contributed by the Retained Interestholder since the preceding Determination Date (or in the case of the first Determination Date, since the Series 2000-1 Closing Date) as Master Collateral for allocation to the Series 2000-1 Available Subordinated Amount pursuant to the Indenture, minus (h) any amounts withdrawn from the Series 2000-1 Excess Funding Account since the preceding Determination Date (or in the case of the first Determination Date, since the Series 2000-1 Closing Date) for allocation to the Retained Distribution Account. The "Series 2000-1 Available Subordinated Amount" for the Series 2000-1 Closing Date through the first Determination Date shall mean $0.

         "Series 2000-1 Available Subordinated Amount Incremental Losses" means, for any Related Month, the sum of all Losses that became Losses during such Related Month and which were allocated to the Series 2000-1 Available Subordinated Amount pursuant to Section 4.7 of this Supplement.

         "Series 2000-1 Available Subordinated Amount Incremental Recoveries" means, for any Related Month, the sum of all Recoveries that became Recoveries during such Related Month and which were allocated to the Series 2000-1 Available Subordinated Amount pursuant to Section 4.7 of this Supplement.

         "Series 2000-1 Available Subordinated Amount Maximum Increase" means 1.1% of the sum of the Series 2000-1 Maximum Invested Amount and the Series 2000-1 Available Subordinated Amount provided, however, that if (i) a Series 2000-1 Enhancement Deficiency arises out of any Losses or Lease Payment Losses, or (ii) an increase in the Series 2000-1 Available Subordinated Amount is in connection with the initial funding of the Series 2000-1 Notes subsequent to the Series 2000-1 Closing Date, then the Series 2000-1 Available Subordinated Amount Maximum Increase shall not be limited in amount.

         "Series 2000-1 Cash  Collateral  Account" has the meaning  specified in
Section 4.16 of this Supplement.

         "Series 2000-1 Cash Collateral Account Surplus" means, as of any date of determination subsequent to the establishment and funding of the Series 2000-1 Cash Collateral Account pursuant to Section 4.17(a) of this Supplement, the amount, if any, by which (a) the Series 2000-1 Letter of Credit Amount exceeds (b) the Minimum Series 2000-1 Letter of Credit Amount.

         "Series 2000-1 Closing Date" means December 15, 2000.

         "Series 2000-1 Collection Account" has the meaning specified in Section 4.6(a) of this Supplement.

         "Series 2000-1 Deposit Date" has the meaning specified in Section 4.7 of this Supplement.

         "Series  2000-1  Distribution  Account"  has the meaning  specified  in
Section 4.12(a) of this Supplement.

         "Series  2000-1  Distribution   Account  Collateral"  has  the  meaning
specified in Section 4.12(d) of this Supplement.

         "Series 2000-1 Enhancement Deficiency" means, with respect to any date of determination, the amount, if any, by which the Enhancement Amount is less than the Minimum Enhancement Amount for such day.

         "Series 2000-1 Enhancement Factor" means, as of any date of determination, an amount equal to (i) 100% minus (ii) the percentage equivalent of a fraction, the numerator of which is the sum of the amounts determined pursuant to clauses (a) and (b) of the definition of Minimum Enhancement Amount as of such date and the denominator of which is the Series 2000-1 Invested Amount as of such date.

         "Series  2000-1 Excess  Funding  Account" has the meaning  specified in
Section 4.6(a) of this Supplement.

         "Series 2000-1 Funding Date" means the date on which the initial Increase is funded.

         "Series 2000-1 Initial Invested Amount" means the aggregate initial principal amount of the Series 2000-1 Notes, which is $0.

         "Series 2000-1 Interest Amount" means, with respect to any Payment Date, the aggregate for all Series 2000-1 Notes Outstanding of (i) the sum of the Daily Interest Amounts with respect to each such Series 2000-1 Note for each day in the related Series 2000-1 Interest Period, plus (ii) all previously accrued and unpaid Series 2000-1 Interest Amounts with respect to each such Series 2000-1 Note (together with interest on such unpaid amounts at the applicable Series 2000-1 Note Rate), plus (iii) any Carrying Charges due to each related Series 2000-1 Noteholder and unpaid as of such Payment Date.

         "Series   2000-1   Interest   Collections"   means   on  any   date  of
determination, all Collections in the Group II Collection Account which represent Monthly Variable Rent, Monthly Finance Rent or the Availability Payment accrued under any Lease related to Group II Vehicles with respect to the Series 2000-1 Notes, plus the Series 2000-1 Invested Percentage of any amount earned on Permitted Investments in the Series 2000-1 Collection Account which constitute Group II Collateral and which are available for distribution on such date.

         "Series 2000-1 Interest Period" means a period from and including a Determination Date to but excluding the next succeeding Determination Date; provided, however, that the initial Series 2000-1 Interest Period shall be from the Series 2000-1 Closing Date to the initial Determination Date.

         "Series 2000-1 Invested Amount" means, on any date of determination, an amount equal to (a) the Series 2000-1 Initial Invested Amount, minus (b) the amount of principal payments made to Series 2000-1 Noteholders and Decreases allocated to the Series 2000-1 Noteholders on or prior to such date, minus (c) all Losses and Lease Payment Losses allocated to the Series 2000-1 Noteholders by allocation to the Invested Amount on or prior to such date, plus (d) all Recoveries and Lease Payment Recoveries allocated to the Series 2000-1 Noteholders by allocation to the Invested Amount on or prior to such date, plus
(e) all Increases allocated to the Series 2000-1 Noteholders on or prior to such date.

         "Series   2000-1   Invested   Percentage"   means,   on  any   date  of
determination:

                  (i) when used with respect to Principal Collections during the Series 2000-1 Revolving Period, and when used with respect to Losses, Lease Payment Losses, Recoveries, Lease Payment Recoveries, cash on deposit in the Master Collateral Account and the Collection Account and other amounts at all times, the percentage equivalent of a fraction, the numerator of which shall be an amount equal to the sum of (x) the Series 2000-1 Invested Amount and (y) the Series 2000-1 Available Subordinated Amount, in each case as of the end of the second preceding Related Month or, until the end of the second Related Month, as of the Series 2000-1 Closing Date, and the denominator of which shall be the greater of (A) the Aggregate Asset Amount as of the end of the second preceding Related Month or, until the end of the second Related Month, as of the Series 2000-1 Closing Date, and (B) as of the same date as in clause (A), the sum of the numerators used to determine (i) invested percentages for allocations with respect to Principal Collections (for all Group II Series of Notes including all classes of such Series of Notes) and (ii) available subordinated amount percentages for allocations with respect to Principal Collections (for all Group II Series of Notes that provide for credit enhancement in the form of overcollateralization); and

                  (ii) when used with respect to Principal Collections during the Series 2000-1 Rapid Amortization Period, the percentage equivalent of a fraction, the numerator of which shall be an amount equal to the sum of (x) the Series 2000-1 Invested Amount and (y) the Series 2000-1 Available Subordinated Amount, in each case as of the end of the related Series 2000-1 Revolving Period, and the denominator of which shall be the greater of (A) the Aggregate Asset Amount as of the end of the second preceding Related Month and (B) as of the same date as in clause (A), the sum of the numerators used to determine (i) invested percentages for allocations with respect to Principal Collections (for all Group II Series of Notes including all classes of such Series of Notes) and (ii) available subordinated amount percentages for allocations with respect to Principal Collections (for all Group II Series of Notes that provide for credit enhancement in the form of overcollateralization).

         "Series 2000-1 Investor Monthly Servicing Fee" means the Series 2000-1 Invested Percentage of the Group II Monthly Servicing Fee.

         "Series 2000-1 Lease Payment Losses" means, as of any Determination Date and the Related Payment Date, an amount equal to the Series 2000-1 Invested Percentage of Lease Payment Losses as of such date.

         "Series 2000-1 Lease Payment Recoveries" means, for any Determination Date, the Series 2000-1 Invested Percentage of all Lease Payment Recoveries received during the Related Month.

         "Series 2000-1 Letter of Credit" means the irrevocable letter of credit, dated as of December 15, 2000, issued by the Series 2000-1 Letter of Credit Provider in favor of the Trustee for the benefit of the Series 2000-1 Noteholders pursuant to the Enhancement Letter of Credit Application and Agreement or any successor or replacement letter of credit meeting the requirements of this Supplement and the Master Lease.

         "Series 2000-1 Letter of Credit Amount" means, as of any date of determination, the amount (a) available to be drawn on such date under the Series 2000-1 Letter of Credit, as specified therein or (b) if the Series 2000-1 Cash Collateral Account has been established and funded pursuant to Section 4.17, the amount on deposit in the Series 2000-1 Cash Collateral Account on such date.

         "Series 2000-1 Letter of Credit Expiration Date" means the date the Series 2000-1 Letter of Credit expires as specified in the Series 2000-1 Letter of Credit, as such date may be extended in accordance with the terms of the Series 2000-1 Letter of Credit.

         "Series 2000-1 Letter of Credit Provider" means Credit Suisse First Boston, a Swiss banking corporation, or such other Person providing the Series 2000-1 Letter of Credit in accordance with the terms of this Supplement and the Master Lease.

         "Series 2000-1 Limited Liquidation Event of Default" means, with respect to the Series 2000-1 Notes, so long as such event or condition continues, any event or condition of the type specified in Section 5.1 of this Supplement that continues for thirty (30) days (without double counting the five
(5) Business Day cure period provided for in said Section 5.1); provided, however, that an event or condition of the type specified in Section 5.1(a), (b) or (c) shall not constitute a Series 2000-1 Limited Liquidation Event of Default if within such thirty (30) day period, DTAG shall have contributed a portion of the Retained Interest or reallocated Eligible Vehicles from the Retained Interest to the Series 2000-1 Available Subordinated Amount in accordance with
Section 4.7(c)(v) sufficient to cure the Series 2000-1 Enhancement Deficiency.

         "Series 2000-1 Maximum  Invested  Amount" has the meaning  specified in
Section 4A.1 of this Supplement.

         "Series 2000-1 Monthly Interest Shortfall" means, as of any Payment Date, the excess, if any, of the Series 2000-1 Interest Amount over the amount withdrawn from the Series 2000-1 Accrued Interest Account and deposited in the Series 2000-1 Distribution Account on such Payment Date pursuant to Section 4.7(a) of this Supplement.

         "Series 2000-1 Monthly Servicing Fee" means the Series 2000-1 Invested Percentage of the Group II Monthly Servicing Fee.

         "Series 2000-1 Monthly Supplemental Servicing Fee" means the Series 2000-1 Invested Percentage of the Group II Supplemental Servicing Fee.

         "Series 2000-1 Non-Program Enhancement Percentage" means, with respect to any date of determination, the greatest of (a) an amount equal to (i) 100% minus (ii) an amount equal to (x) the Market Value Adjustment Percentage, minus
(y) 20%, and (b) 20%.

         "Series 2000-1 Noteholders" means, collectively, the holders of the Series 2000-1 Notes.

         "Series  2000-1  Note  Purchase  Agreement"  means  the  Note  Purchase
Agreement, dated as of December 15, 2000, among RCFC, DTAG, the Conduit Purchasers, the Committed Purchasers, the Managing Agents and the Administrative Agent, pursuant to which the Purchasers agree to purchase the Series 2000-1 Notes from RCFC, subject to the terms and conditions set forth therein, or any successor agreement to such effect among RCFC, DTAG, the Conduit Purchasers, the Committed Purchasers, the Managing Agents and the Administrative Agent, in any case as such agreement may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof.

         "Series 2000-1 Note Rate" means, for a Series 2000-1 Interest Period and for each Series 2000-1 Note, the rate, expressed as a percentage, resulting from (a) the aggregate of the Daily Interest Amounts with respect to such Series 2000-1 Note for each day in such Series 2000-1 Interest Period, divided by (b) the portion of the Series 2000-1 Invested Amount represented by the weighted average principal amount of such Series 2000-1 Notes during such Series 2000-1 Interest Period.
         "Series 2000-1 Notes" has the meaning specified in the first paragraph of Article 1 of this Supplement and means any one of the Rental Car Asset Backed Variable Funding Notes executed by RCFC and authenticated and delivered by or on behalf of the Trustee, substantially in the form of Exhibit A.

         "Series  2000-1  Principal  Allocation"  has the meaning  specified  in
Section 4.7(a)(i)(2) of this Supplement.

         "Series 2000-1 Program Enhancement Percentage" means, with respect to any date of determination, 13%.

         "Series 2000-1 Rapid Amortization Period" means the period beginning at the close of business on the Business Day immediately preceding the day on which an Amortization Event is deemed to have occurred with respect to the Series 2000-1 Notes and ending upon the earlier to occur of (i) the date on which the Series 2000-1 Notes are paid in full (ii) the termination of the Indenture in accordance with its terms.

         "Series 2000-1 Required Noteholders" means Series 2000-1 Noteholders holding at least 66-2/3% of the Aggregate Invested Amount of all Outstanding Series 2000-1 Notes (excluding, for the purposes of making the foregoing calculation, any Notes held by DTAG or any Affiliate of DTAG).

         "Series 2000-1 Revolving Period" means, with respect to any class of the Series 2000-1 Notes, the period from and including the Series 2000-1 Closing Date to the earlier of (i) the Series 2000-1 Termination Date and (ii) the commencement (if any) of the Series 2000-1 Rapid Amortization Period.

         "Series 2000-1 Termination Date" means, with respect to the Series 2000-1 Notes, December 14, 2001, as such date may be extended by agreement in writing of the Series 2000-1 Noteholders.

         "Series 2000-1 Tranche Period" means a CP Tranche Period, a Eurodollar Tranche Period or a Base Tranche Period, as applicable.

         "Servicer"  means  Thrifty,   Dollar  or  any  Additional   Lessee,  as
applicable, in its capacity as a servicer under the Master Lease and any successor servicer thereunder.

         "Shared Principal Collections" means, as of any Payment Date, Principal Collections allocable to a Group II Series of Notes as of such Payment Date that are not required to make payments of principal with respect to such Group II Series of Notes as of such Payment Date under the related Series Supplement and are allocable in accordance with the terms of such Series Supplement to make payments on other Group II Series of Notes.

         "SPC" means RCFC, Dollar Thrifty Funding Corp., an Oklahoma corporation, TCL Funding Limited Partnership, a financing partnership organized under the laws of Canada, each successor entity thereto, and any other special purpose entity formed for the purpose of financing the acquisition of Vehicles.

         "Standard & Poor's" means Standard & Poor's Corporation.

         "Subaru" means Subaru of America, Inc., a New Jersey corporation.

         "Sublease" means a standardized lease agreement, for the leasing of Vehicles, between a Lessee, as lessor, and an Eligible Franchisee, as lessee.

         "Subsidiary Borrowers" means, collectively, Dollar and Thrifty.

         "Subsidiary Guarantor" means any Subsidiary of DTAG that is party to a guaranty executed and delivered by such Subsidiary pursuant to Section 6.1.11 of the Credit Agreement, substantially in the form of Exhibit G to the Credit Agreement.

         "Supplemental Documents" is defined in Section 2.1 of the Master Lease.

         "Surety Bond" means any instrument pursuant to which the issuer thereof agrees to pay on behalf of DTAG or any of its Subsidiaries an amount then due and payable by DTAG or such Subsidiary to another Person (including an insurer of such DTAG or such Subsidiary).

         "Suzuki"   means   American  Suzuki  Motor  Corporation,  a  California
corporation.

         "Term" is defined in Section 3.2 of the Master Lease.

         "Termination Demand" means a demand for a LOC Termination Disbursement under the Series 2000-1 Letter of Credit pursuant to a Certificate of Termination Demand.

         "Termination Payment" is defined in Section 12.3 of the Master Lease.

         "Texas Vehicles" means Eligible Vehicles acquired by RCFC on or after the Lease Commencement Date for lease in the State of Texas under Annex B of the Master Lease.

         "Total Debt" means, without duplication, the aggregate amount of all Indebtedness of DTAG and its Subsidiaries, other than Indebtedness of the type described in clause (d) or (e) of the definition of "Indebtedness" or, to the extent in respect of such type of Indebtedness, clause (h) of the definition of "Indebtedness."

         "Toyota"    means  Toyota  Motor  Sales,  U.S.A.,  Inc.,  a  California corporation.

         "U.S. Dollar"   means  the  lawful  currency of  the  United  States of
America.

         "Vehicle Acquisition Schedule" is defined in Section 2.1 of the Master Lease.

         "Vehicle Debt" means Indebtedness relating solely to the financing or leasing of any Vehicle and secured thereby (and by related collateral); provided that any obligation included as Non-Vehicle Debt pursuant to clause (c) of the definition thereof shall not be deemed to be Vehicle Debt.

         "Vehicle Funding Date" is defined in Section 3.1 of the Master Lease.

         "Vehicle Interest Expense" is defined in clause (b) of the definition of "Non-Vehicle Interest Expense".

         "Vehicle Lease Commencement Date"   is defined  in Section 3.1  of  the
Master Lease.

         "Vehicle Lease Expiration Date", with respect to each Group II Vehicle, means the earliest of (i) the Disposition Date for such Group II Vehicle, (ii) if such Group II Vehicle becomes a Casualty, the date funds in the amount of the Net Book Value thereof are received by the Lessor, the Master Collateral Agent or the Trustee (including deposit into the Collection Account or the Master Collateral Account) from any of the Lessees in accordance with the Master Lease, and (iii) the Maximum Vehicle Lease Term of the Operating Lease and the Financing Lease, as applicable, as specified in, respectively, paragraph 5 of each of Annex A and Annex B to the Master Lease.

         "Vehicle Disposition Program Payment Due Date" means, with respect to any payment due from a Manufacturer or Auction dealer in respect of a Program Vehicle disposed of pursuant to the terms of the related Vehicle Disposition Program, the thirtieth (30th) day after the Disposition Date for such Vehicle.

         "Vehicle Order" is defined in Section 2.1 of the Master Lease.

         "Vehicle Term" is defined in Section 3.1 of the Master Lease.

         "VIN" is defined in Section 18 of the Master Lease.

         "Volkswagen" means Volkswagen of America, Inc., a Michigan corporation.

         "Voluntary Decrease" is defined in Section 4A.3(b) of this Supplement.

                                   ARTICLE 3
                     GRANT OF RIGHTS UNDER THE MASTER LEASE

         Section 3.1     Grant of Security Interest.

         (a) To secure the RCFC Obligations and to secure compliance with the provisions of the Base Indenture and this Supplement, RCFC hereby pledges, assigns, conveys, delivers, transfers and sets over to the Trustee, for the benefit of the holders of any Group II Series of Notes (the "Group II Noteholders"), and hereby grants to the Trustee, for the benefit of the Group II Noteholders, a first priority security interest in all of RCFC's right, title and interest in and to all of the following assets, property and interest in property of RCFC, whether now owned or hereafter acquired or created, as it relates to the Master Lease, as that term is defined in this Supplement (all of the foregoing being referred to as the "Master Lease Collateral"):

                      (i) the rights of RCFC under the Master Lease and any other agreements relating to the Group II Vehicles to which RCFC is a party other than the Vehicle Disposition Programs and any Group II Vehicle insurance agreements (collectively, the "RCFC Agreements"), including, without limitation, all monies due and to become due to RCFC from the Lessees under or in connection with the RCFC Agreements, whether payable as rent, guaranty payments, fees, expenses, costs, indemnities, insurance recoveries, damages for the breach of any of the RCFC Agreements or otherwise, and all rights, remedies, powers, privileges and claims of RCFC against any other party under or with respect to the RCFC Agreements (whether arising pursuant to the terms of such RCFC Agreements or otherwise available to RCFC at law or in equity), including the right to enforce any of the RCFC Agreements as provided herein and to give or withhold any and all consents, requests, notices, directions, approvals, extensions or waivers under or with respect to the RCFC Agreements or the obligations of any party thereunder;
                     (ii)   the Demand Note;

                    (iii)   the Qualified Intermediary Obligations; and

                     (iv) all proceeds, products, offspring, rents or profits of any and all of the foregoing including, without limitation, payments under insurance (whether or not the Trustee is the loss payee thereof), and cash;

provided, however, the Master Lease Collateral shall not include the Retained Distribution Account, any funds on deposit therein from time to time, any certificates or instruments, if any, representing or evidencing any or all of the Retained Distribution Account or the funds on deposit therein from time to time, or any Permitted Investments made at any time and from time to time with the funds on deposit in the Retained Distribution Account (including the income thereon).

         (b) To further secure the RCFC Obligations with respect to the Series 2000-1 Notes (but not any other Series of Notes), RCFC hereby pledges, assigns, conveys, delivers, transfers and sets over to the Trustee for the benefit of the Group II Noteholders (but not any other Series of Notes), and hereby grants to the Trustee for the benefit of the Group II Noteholders, a security interest in all of RCFC's right, title and interest in and to all of the following assets, property and interests in property, whether now owned or hereafter acquired or created:

                      (i)    the Series 2000-1 Letter of Credit; and

                     (ii) (A) any Series 2000-1 Cash Collateral Account; (B) all funds on deposit therein from time to time; (C)all certificates and instruments, if any, representing or evidencing any or all of any such Series 2000-1 Cash Collateral Account or the funds on deposit therein from time to time; (D) all investments made at any time and from time to time with moneys in any such Series 2000-1 Cash Collateral Account; and (E) all proceeds of any and all of the foregoing, including, without limitation, cash.

         (c) The Trustee, as trustee on behalf of the Group II Noteholders, acknowledges the foregoing grant, accepts the trusts under this Supplement in accordance with the provisions of the Indenture and this Supplement and agrees to perform its duties required in this Supplement to the best of its abilities to the end that the interests of the Group II Noteholders may be adequately and effectively protected. The Master Lease Collateral shall secure the Group II Series of Notes equally and ratably without prejudice, priority (except as otherwise stated in this Supplement) or distinction.

                                   ARTICLE 4A
                 INITIAL ISSUANCE AND INCREASES AND DECREASES OF
              SERIES 2000-1 INVESTED AMOUNT OF SERIES 2000-1 NOTES

         Section 4A.1 Issuance in Definitive Form. Pursuant to Section 2.19 of the Base Indenture, upon request by the Note Purchasers, the Issuer hereby consents to the issuance of the Series 2000-1 Notes in the form of Definitive Notes. The Series 2000-1 Notes shall initially be sold to investors in reliance on an exemption from the registration requirements of the Securities Act, and shall be issued in the form of one or more Definitive Notes, in fully registered form without interest coupons, substantially in the form attached hereto as Exhibit A, with such legends as may be applicable thereto, duly executed by the Issuer and authenticated by the Trustee as provided in Section 2.4 of the Base Indenture, in an aggregate stated principal amount of up to $150,000,000, as such amount may be increased upon an Additional Ownership Group becoming party to the Series 2000-1 Note Purchase Agreement (the "Series 2000-1 Maximum Invested Amount"). The aggregate principal amount of the Series 2000-1 Notes outstanding may not exceed such amount.

         Section 4A.2    Procedure for  Increasing  the  Series 2000-1  Invested
Amount.

         (a) Subject to satisfaction of the conditions precedent set forth in subsection (b) of this Section 4A.2 (as evidenced by an Officer's Certificate of the Master Servicer delivered to the Trustee), on the Series 2000-1 Closing Date, the Issuer may issue Series 2000-1 Notes in the maximum invested amount described in Section 4A.1, the initial aggregate principal amounts of which will be equal to the Series 2000-1 Initial Invested Amount. Such Series 2000-1 Notes shall be issued to the Note Purchasers. On the Series 2000-1 Funding Date and thereafter on each Increase Date during the Series 2000-1 Revolving Period, and upon not less than three Business Days' prior written notice by the Issuer to the Administrative Agent and the Trustee in the manner provided in the Series 2000-1 Note Purchase Agreement (such notice specifying the applicable Increase
Date), increase the Series 2000-1 Invested Amount (each such increase referred to as an "Increase") in the manner provided in the Series 2000-1 Notes amounts that satisfy the following requirements: (i) the portion of the Increase represented by additional Series 2000-1 Invested Amount shall be such that the Enhancement Amount shall at least equal the Minimum Enhancement Amount after giving effect to such Increase in the Series 2000-1 Invested Amount and the application of the proceeds thereof to leasing Group II Vehicles; and (ii) no Asset Amount Deficiency will result from such Increase. Satisfaction of the above conditions shall be evidenced by the delivery of a certificate from the Master Servicer to such effect to the Trustee. Proceeds from any Increase shall be deposited into the Series 2000-1 Collection Account and allocated in accordance with Article 4 hereof. Upon each Increase, the Trustee shall, or shall cause the Note Registrar to, indicate in the Note Register such Increase. The Increase in the Series 2000-1 Invested Amount shall be allocated pro rata among the Outstanding Series 2000-1 Notes.

         (b) The Series 2000-1 Invested Amount may be increased pursuant to subsection (a) above only upon satisfaction of each of the following conditions (as evidenced by an Officers' Certificate delivered by the Issuer to the Trustee) with respect to each proposed Increase:

                      (i) The amount of such Increase shall be equal to or greater than $100,000;

                     (ii) After giving effect to such Increase, the Series 2000-1 Invested Amount shall not exceed the Series 2000-1 Maximum Invested Amount;

                    (iii) There shall not then exist, nor shall such Increase result in the occurrence of, (x) an Amortization Event, a Liquidation Event of Default or a Series 2000-1 Limited Liquidation Event of Default, or (y) an event or occurrence, which, with the passing of time or the giving of notice thereof, or both, would become an Amortization Event, a Liquidation Event of Default or a Series 2000-1 Limited Liquidation Event of Default;

                     (iv) All conditions precedent (1) to the acquisition of additional Group II Vehicles under the Master Lease and (2) to the making of Advances (as defined in the Series 2000-1 Note Purchase Agreement) under the Series 2000-1 Note Purchase Agreement shall have, in each case, been satisfied; provided, that an Opinion of Counsel to the effect that the Series 2000-1 Notes will be treated as indebtedness of the Issuer for Federal income tax purposes shall not be required;

                      (v) The Issuer or, with respect to Financed Vehicles, the applicable Lessee, as the case may be, shall have good and marketable title to each Group II Vehicle purchased thereby with the proceeds from the sale of and of Increases in the Series 2000-1 Notes, free and clear of all Liens and encumbrances, other than any Permitted Liens. Each Eligible Vehicle Disposition Program shall be in full force and effect, and shall be enforceable against the related Manufacturer in accordance with its terms;

                     (vi) Each Lessee shall have granted to the Master Collateral Agent, for the benefit of the Trustee, and RCFC shall have granted to the Master Collateral Agent, for the benefit of the Trustee, in each case on behalf of the Series 2000-1 Noteholders, a security interest in all Group II Vehicles now or hereafter purchased or financed by the Issuer with the proceeds from the sale of and Increases in the Series 2000-1 Notes or with any contributions of capital made by DTAG in favor of the Issuer;

                    (vii) the Issuer shall have granted to the Trustee a first priority security interest in its right, title and interest in and to the Master Lease and the Master Lease Collateral;

                   (viii) on or prior to the Series 2000-1 Closing Date, the Trustee shall have received executed counterparts of the Assignment Agreements related to the assignment of rights under each Eligible Vehicle Disposition Program, duly executed by the applicable Lessee and/or the Issuer, as assignor, and the Trustee, as assignee;

                     (ix) the Trustee shall have received a copy of each Eligible Vehicle Disposition Program under which Series 2000-1 Vehicles will be or have been purchased and are proposed to be included in the Aggregate Asset Amount and an Officer's Certificate, dated the Series 2000-1 Closing Date, and duly executed by an Authorized Officer of the Issuer, certifying that each such copy is true, correct and complete as of the Series 2000-1 Closing Date;

                      (x) Notice of such Increase shall have been delivered to the Administrative Agent;

                     (xi)   All  representations  and  warranties  set  forth in
         Article 6 of the Base Indenture and in Section 23 of the Master Lease shall be true and correct; and

                    (xii) With respect to the initial Increase only, the Master Servicer shall have calculated the Series 2000-1 Available Subordinated Amount and the Enhancement Amount.

         Section 4A.3      Decreases.

         (a) Mandatory Decreases. Whenever the Enhancement Amount is less than the Minimum Enhancement Amount, then, on the Payment Date immediately following discovery of such deficiency, the Issuer shall decrease the Series 2000-1 Invested Amount by the amount (if any) necessary, so that after giving effect to any increases in the Enhancement Amount on or prior to such Payment Date and to all Decreases of the Series 2000-1 Invested Amount on such Payment Date, no such deficiency shall exist on such Payment Date (each reduction of the Series 2000-1 Invested Amount pursuant to this Section 4A.3(a), a "Mandatory Decrease"). Upon such discovery, the Issuer shall deliver notice of any such Mandatory Decreases to the Trustee.

         (b) Voluntary Decreases. Upon at least three (3) Business Days' prior irrevocable notice to the Administrative Agent and the Trustee in writing the Issuer may voluntarily prepay all or a portion of the Series 2000-1 Invested Amount in accordance with the procedures set forth herein (each reduction of the Series 2000-1 Invested Amount pursuant to this Section 4A.3(b), a "Voluntary Decrease"); provided, that all voluntary Decreases pursuant to this Section 4A.3(b) shall be allocated such that (1) the Enhancement Amount after giving effect to such Decrease is not less than the Minimum Enhancement Amount. Each such Decrease shall be, in the aggregate for all Series 2000-1 Notes, in a minimum principal amount of $1,000,000 and increments of $100,000 thereafter.

         (c) Upon receipt by a Responsible Officer of the Trustee of written notice that a Decrease has been completed, the Trustee shall, or shall cause the Note Registrar to, indicate in the Note Register such Decrease. The amount of any Decrease shall not exceed the amount on deposit in the Series 2000-1 Collection Account and available for distribution to Series 2000-1 Noteholders in respect of principal on the Series 2000-1 Notes on the date specified in the related notice of Decrease referred to in clauses (a) and (b) above.

         (d) Any Decrease referred to in clauses (a) and (b) above shall be applied pro rata among the Outstanding Series 2000-1

                                   ARTICLE 4
                    ALLOCATION AND APPLICATION OF COLLECTIONS

         Any provisions of Article 4 of the Base Indenture and the Series 1998-1 Supplement which allocate and apply Collections shall continue to apply irrespective of the issuance of the Series 2000-1 Notes. Sections 4.1 through
4.5 of the Base Indenture shall be read in their entirety as provided in the Base Indenture, provided that for purposes of the Series 2000-1 Notes, clauses
(c), (d) and (e) of Section 4.2 of the Base Indenture shall be modified as permitted by Section 11.1(f) of the Base Indenture and shall read as follows:

         (c) Right of Master Servicer to Deduct Fees. Notwithstanding anything in this Indenture to the contrary but subject to any limitations set forth in the applicable Supplement, as long as (x) the Master Servicer is DTAG or an Affiliate of DTAG and (y) the Retained Interest Amount equals or exceeds zero, the Master Servicer (i) may make or cause to be made deposits of Collections to the Group II Collection Account net of any amounts which are allocable to the Retained Distribution Account and represent amounts due and owing to it in its capacity as Master Servicer and (ii) need not deposit or cause to be deposited any amounts to be paid to the Master Servicer pursuant to this Section 4.2 and such amounts will be deemed paid to the Master Servicer, as the case may be, pursuant to this Section 4.2.

         (d) Sharing Collections. To the extent that Principal Collections that are allocated to the Series 2000-1 Notes on a Payment Date are not needed to make payments of principal to Series 2000-1 Noteholders or required to be deposited in the Series 2000-1 Distribution Account on such Payment Date, such Principal Collections may, at the written direction of the Master Servicer, be applied to cover principal payments due to or for the benefit of Noteholders of other Group II Series of Notes. Any such reallocation will not result in a reduction of the Aggregate Principal Balance or in the Invested Amount of the Series 2000-1 Notes.

         (e)  Unallocated  Principal  Collections.  If, after  giving  effect to
Section 4.2(d), Principal Collections allocated to the Series 2000-1 Notes on any Payment Date are in excess of the amount required to pay amounts due in respect of the Series 2000-1 Notes on such Payment Date in full, then any such excess Principal Collections shall be allocated to the Retained Distribution Account (provided that no Series 2000-1 Enhancement Deficiency or Asset Amount Deficiency exists or would result from such allocation).

         In addition, for purposes of Section 4.2(a) of the Base Indenture, the Master Servicer in its capacity as such under the Master Lease shall cause all Collections allocable to Group II Collateral in accordance with the Indenture and the Master Collateral Agency Agreement, as applicable, to be paid directly into the Group II Collection Account or the Master Collateral Account, as applicable.

         Article 4 of the Base Indenture (except for Sections 4.1 through 4.5 thereof subject to the proviso in the first paragraphs of this Article 4 and the immediately preceding sentence) shall read in its entirety as follows and shall be applicable only to the Series 2000-1 Notes:

                  Section 4.6 Establishment of Group II Collection Account, Series 2000-1 Collection Account, Series 2000-1 Excess Funding Account, and Series 2000-1 Accrued Interest Account.

                                    (a)   The    Trustee    has    created    an
                  administrative sub-account within the Collection Account for the benefit of holders of Notes from a Group II Series of Notes (such sub-account, the "Group II Collection Account"). In addition, the Trustee will create two administrative sub-accounts within the Collection Account. One such sub-account will be established for the benefit of the Series 2000-1 Noteholders (such sub-account, the "Series 2000-1 Collection Account"). The second sub-account will be established for the benefit of the Series 2000-1 Noteholders (such sub-account, the "Series 2000-1 Excess Funding Account").

                                    (b) The  Trustee  will  further  divide  the
                  Series 2000-1 Collection Account by creating an additional administrative sub-account for the Series 2000-1 Noteholders (such sub-account, the "Series 2000-1 Accrued Interest Account").

                                    (c) All  Collections in respect of the Group
                  II Collateral and allocable to the Group II Series of Notes shall be allocated to the Group II Collection Account. All Collections in the Group II Collection Account allocable to the Series 2000-1 Notes and the Series 2000-1 Available Subordinated Amount shall be allocated to the Series 2000-1 Collection Account or the Series 2000-1 Excess Funding Account as provided below.

                  Section 4.7. Allocations with Respect to the Series 2000-1 Notes. All allocations in this Section 4.7 will be made in accordance with written direction of the Master Servicer. The proceeds from the sale of the Series 2000-1 Notes (or the initial Increase, as applicable), together with any funds deposited with RCFC by DTAG in its capacity as the Retained Interestholder, will, on the Series 2000-1 Closing Date, be deposited by the Trustee into the Group II Collection Account and, concurrently with such initial deposit, allocated by the Trustee to the Series 2000-1 Excess Funding Account. On each Business Day on which Collections are deposited into the Group II Collection Account (each such date, a "Series 2000-1 Deposit Date"), the Master Servicer will direct the Trustee in writing to allocate all amounts deposited into the Group II Collection Account in accordance with the provisions of this Section 4.7:

                                    (a) Allocations During the Revolving Period.
                  During the Series 2000-1 Revolving Period, the Master Servicer will direct the Trustee to allocate, on each Series 2000-1 Deposit Date, all amounts deposited into the Group II Collection Account as set forth below:

                                    (i)     with  respect  to  all   Collections
                         (including Recoveries) and from Increases:

                                            (1)  allocate  to the Series  2000-1
                                    Collection  Account  an amount  equal to the
                                    Series 2000-1 Interest  Collections received
                                    on such day. All such  amounts  allocated to
                                    the Series 2000-1  Collection  Account shall
                                    be further  allocated  to the Series  2000-1
                                    Accrued Interest Account; provided, however,
                                    that if with  respect to any  Related  Month
                                    the aggregate of all such amounts  allocated
                                    to  the  Series  2000-1   Accrued   Interest
                                    Account  during such Related  Month  exceeds
                                    the Series  2000-1  Interest  Amount and any
                                    other  fees  and  expenses  of RCFC  due and
                                    payable  in  respect  of the  Series  2000-1
                                    Notes on the  Payment  Date next  succeeding
                                    such Related Month  pursuant to Section 4.8,
                                    then  the  amount  of such  excess  shall be
                                    allocated  to  the  Series   2000-1   Excess
                                    Funding Account;

                                            (2)  to  the   extent  a   Mandatory
                                    Decrease is required  under Section  4A.3(a)
                                    of this  Supplement,  allocate to the Series
                                    2000-1 Distribution  Account for the payment
                                    of the Series  2000-1  Invested  Amount,  an
                                    amount equal to the lesser of (i) the sum of
                                    (A) an  amount  equal to the  Series  2000-1
                                    Invested  Percentage (as of such day) of the
                                    aggregate  amount  of  Collections  that are
                                    Principal  Collections  on such day (for any
                                    such day,  such amount,  the "Series  2000-1
                                    Principal  Allocation"),  plus (B) any other
                                    funds  on  deposit  in  the  Series   2000-1
                                    Collection  Account  and the  Series  2000-1
                                    Excess   Funding   Account   (excluding  any
                                    Interest Collections but including proceeds from any Increase) and (ii) the amount, as stated in such Master Servicer's direction, necessary for such Mandatory Decrease;

                                            (3)  allocate  to the Series  2000-1
                                    Distribution Account the amount, as stated in such Master Servicer's direction, of any Voluntary Decreases in the Series 2000-1 Invested Amount to be made in accordance with Section 4A.3(b) of this Supplement;

                                            (4)  allocate  to the Series  2000-1
                                    Excess Funding Account an amount equal to the sum of (A) the Series 2000-1 Principal Allocation remaining after the allocation in clause (3) above, plus (B) the proceeds from any Increase remaining after the allocations in clause (2) above;

                                            (5)   allocate   to   the   Retained
                                    Distribution  Account an amount equal to (x)
                                    the applicable  Retained Interest Percentage
                                    (as of such day) of the aggregate  amount of
                                    Collections  that are Principal  Collections
                                    on such date,  minus (y) any amounts,  other
                                    than   Servicing   Fees,   which  have  been
                                    withheld by the Master Servicer  pursuant to
                                    Section 4.2(c) of the Base Indenture to the extent such amounts withheld under Section 4.2(c) of the Base Indenture represent all or part of the Retained Interest Amount;

                                    (ii)    with respect to all Recoveries:

                                            (1)  allocate an amount equal to the
                                    Series  2000-1  Invested  Percentage  (as of
                                    such  day)  of  the   aggregate   amount  of
                                    Recoveries on such day,  first, to replenish
                                    the Series 2000-1  Invested  Amount,  to the
                                    extent  that  the  Series  2000-1   Invested
                                    Amount  has  theretofore  been  reduced as a
                                    result  of  any  Losses  allocated   thereto
                                    pursuant  to  clause  (iii)  below  and  not
                                    replenished  pursuant to this  clause  (ii);
                                    second,  to replenish the Series 2000-1 Cash
                                    Collateral Account to the extent withdrawals
                                    have   theretofore  been  made  pursuant  to
                                    Section  4.15(b) in respect of unpaid Demand
                                    Note draws,  which withdrawals have not been
                                    paid   under  such   Demand   Note  and  not
                                    replenished  pursuant to this  clause  (ii);
                                    third,   to  replenish   the  Series  2000-1
                                    Available  Subordinated Amount to the extent
                                    that    the    Series    2000-1    Available
                                    Subordinated  Amount  has  theretofore  been
                                    reduced as a result of any Losses  allocated
                                    thereto  pursuant to clause  (iii) below and
                                    not  replenished  pursuant  to  this  clause
                                    (ii); and fourth,  any remaining  Recoveries
                                    not so  allocated  shall be  released to the
                                    Issuer  and   available,   at  the  Issuer's
                                    option, to be loaned to DTAG under the Demand Note or used for other corporate purposes; and

                                            (2)   allocate   to   the   Retained
                                    Interest Amount an amount equal to the Retained Interest Percentage (as of such day) of the aggregate amount of Recoveries on such date to the extent that the Retained Interest Amount has theretofore been reduced as a result of any Losses allocated thereto pursuant to clause (iii) below and not replenished pursuant to this clause (ii);

                                    (iii)   with respect to all Losses:

                                            (1)  allocate an amount equal to the
                                    Series  2000-1  Invested  Percentage  (as of
                                    such day) of the aggregate  amount of Losses
                                    on such day,  first,  to reduce  the  Series
                                    2000-1 Available  Subordinated  Amount until
                                    the  Series  2000-1  Available  Subordinated
                                    Amount  has been  reduced  to zero;  second,
                                    allocate  remaining Losses to making a claim
                                    under the Demand Note until such claim would
                                    reduce the Demand  Note to zero;  and third,
                                    allocate  remaining  Losses  to  reduce  the
                                    Series  2000-1  Invested  Amount  until  the
                                    Series  2000-1   Invested  Amount  has  been
                                    reduced to zero; and

                                            (2)  on  any   such   Business   Day
                                    allocate to the Retained  Interest Amount an
                                    amount  equal  to  the   Retained   Interest
                                    Percentage (as of such day) of the aggregate amount of such Losses on such day, which amount shall reduce the Retained Interest Amount.

                                    (iv)    with  respect  to  all Lease Payment
                         Recoveries:

                                            (1)  allocate an amount equal to the
                                    Series  2000-1  Invested  Percentage  (as of
                                    such day) of the  aggregate  amount of Lease
                                    Payment  Recoveries on such day,  first,  to
                                    replenish the Series 2000-1  Invested Amount
                                    to  the  extent   that  the  Series   2000-1
                                    Invested Amount has theretofore been reduced
                                    as a  result  of any  Lease  Payment  Losses
                                    allocated  thereto  pursuant  to clause  (v)
                                    below and not  replenished  pursuant to this
                                    clause (iv); second, to replenish the Series
                                    2000-1 Cash Collateral Account to the extent
                                    withdrawals   have   theretofore  been  made
                                    pursuant  to Section  4.14(b) as a result of
                                    any Lease  Payment  Losses  allocated to the
                                    Series 2000-1  Letter of Credit  pursuant to
                                    clause  (v)  below  and  that  have not been
                                    replenished  pursuant to this  clause  (iv);
                                    third,   to  replenish   the  Series  2000-1
                                    Available  Subordinated Amount to the extent
                                    that    the    Series    2000-1    Available
                                    Subordinated  Amount  has  theretofore  been
                                    reduced  as a result  of any  Lease  Payment
                                    Losses allocated  thereto pursuant to clause
                                    (v) below and not  replenished  pursuant  to
                                    this clause (iv); and fourth,  any remaining
                                    Recoveries   not  so   allocated   shall  be
                                    released to the Issuer; and

                                            (2)   allocate   to   the   Retained
                                    Interest  Amount  an  amount  equal  to  the
                                    Retained  Interest  Percentage  (as of  such
                                    day)  of  the  aggregate   amount  of  Lease
                                    Payment  Recoveries  on  such  date  to  the
                                    extent that the Retained Interest Amount has
                                    theretofore  been reduced as a result of any
                                    Lease  Payment  Losses   allocated   thereto
                                    pursuant   to  clause   (v)  below  and  not
                                    replenished pursuant to this clause (iv));

                                    (v)     with  respect  to  all Lease Payment
                         Losses:

                                            (1)  allocate an amount equal to the
                                    Series  2000-1  Invested  Percentage  (as of
                                    such day) of the  aggregate  amount of Lease
                                    Payment Losses on such day, first, to reduce
                                    the  Series  2000-1  Available  Subordinated
                                    Amount  until the  Series  2000-1  Available
                                    Subordinated  Amount  has  been  reduced  to
                                    zero;   second,   allocate  remaining  Lease
                                    Payment Losses to making a drawing under the
                                    Series  2000-1  Letter of Credit  until such
                                    drawing   would  reduce  the  Series  2000-1
                                    Letter of Credit Amount to zero; and third, allocate remaining Lease Payment Losses to reduce the Invested Amount until the Series 2000-1 Invested Amount has been reduced to zero; and

                                            (2)   allocate   to   the   Retained
                                    Interest Amount an amount equal to the Retained Interest Percentage (as of such day) of the aggregate amount of such Lease Payment Losses on such day, which amount shall reduce the Retained Interest Amount.

                                    (b)  Allocations  During the  Series  2000-1
                  Rapid Amortization Period. During the Series 2000-1 Rapid Amortization Period, the Master Servicer will direct the Trustee to allocate, on each Series 2000-1 Deposit Date, all amounts deposited into the Group II Collection Account as set forth below:

                                    (i)     with   respect  to  all  Collections
                         (including Recoveries):

                                            (1)  allocate  to the Series  2000-1
                                    Collection  Account an amount  determined as
                                    set forth in Section  4.7(a)(i)(1) above for
                                    such day,  plus an amount up to  $500,000 to
                                    be applied to the  payment of legal fees and
                                    expenses,  if any, and, if DTAG is no longer
                                    the Master Servicer, the amount equal to the
                                    sum of the Series 2000-1  Monthly  Servicing
                                    Fee and Series 2000-1  Monthly  Supplemental
                                    Servicing   Fee,   which   amount  shall  be
                                    deposited  in  the  Series  2000-1   Accrued
                                    Interest  Account  and, as and to the extent
                                    provided  in  Section   4.7(a)(i)(1)  above,
                                    allocated  to  the  Series   2000-1   Excess
                                    Funding Account;

                                            (2)  allocate  to the Series  2000-1
                                    Collection Account an amount equal to the Series 2000-1 Principal Allocation for such day, which amounts shall be used to make principal payments on a pro rata basis in respect of the Series 2000-1 Notes; and

                                            (3)   allocate   to   the   Retained
                                    Distribution Account an amount determined as set forth in Section 4.7(a)(i)(5) above for such day;

                                    (ii)    with respect to all Recoveries:

                                            (1)  increase   the  Series   2000-1
                                    Invested Amount, replenish the Series 2000-1
                                    Cash   Collateral   Account  to  the  extent
                                    withdrawals   have   theretofore  been  made
                                    pursuant  to  Section  4.15(b) in respect of
                                    unpaid Demand Note draws,  which withdrawals
                                    have not been replenished  under this clause
                                    (ii),  increase the Series 2000-1  Available
                                    Subordinated  Amount,  and pay any remaining
                                    Recoveries   to  the  Group  II   Collection
                                    Account  for  payment  of  principal  to the
                                    Series  2000-1   Noteholders   on  the  next
                                    succeeding Payment Date as required pursuant to Section 4.10; and

                                            (2)   allocate   to   the   Retained
                                    Interest Amount an amount determined as set forth in Section 4.7(a)(ii)(2) above for such day;

                                    (iii)   with respect to all Losses:

                                            (1)  decrease   the  Series   2000-1
                                    Available Subordinated Amount, make a claim under the Demand Note and decrease the Series 2000-1 Invested Amount as and to the extent provided in Section 4.7(a)(iii)(1) above for such day; and

                                            (2)   allocate   to   the   Retained
                                    Interest Amount an amount determined as set forth in Section 4.7(a)(iii)(2) above for such day, which amount shall reduce the Retained Interest Amount.

                                    (iv)    with resect  to  all  Lease  Payment
                         Recoveries:

                                            (1)  increase   the  Series   2000-1
                                    Invested Amount, replenish the Series 2000-1
                                    Cash   Collateral   Account  to  the  extent
                                    withdrawals   have   theretofore  been  made
                                    pursuant  to Section  4.14(b) as a result of
                                    any Lease  Payment  Losses  allocated to the
                                    Series 2000-1  Letter of Credit  pursuant to
                                    clause   (v)   below   that  have  not  been
                                    replenished  pursuant to this  clause  (iv);
                                    and  increase  the Series  2000-1  Available
                                    Subordinated Amount as and to the extent provided in Section 4.7(a)(iv)(1) above for such day; and

                                            (2)    allocate   to   the  Retained
                                    Interest Amount an amount determined as set forth in Section 4.7(a)(iv)(2) above for such day;

                                    (v)     with  respect  to  all Lease Payment
                         Losses:

                                            (1)  decrease   the  Series   2000-1
                                    Available Subordinated Amount, make a claim under the Series 2000-1 Letter of Credit and decrease the Series 2000-1 Invested Amount as and to the extent provided in Section 4.7(a)(v)(1) above for such day; and

                                            (2)   allocate   to   the   Retained
                                    Interest Amount an amount determined as set forth in Section 4.7(a)(v)(2) above for such day, which amount shall reduce the Retained Interest Amount.

                                    (c)  Additional Allocations. Notwithstanding
                  the foregoing provisions of this Section 4.7,

                                    (i)  provided   the   Series  2000-1   Rapid
                         Amortization Period has not commenced, amounts allocated to the Series 2000-1 Excess Funding Account that are not required to make payments under the Series 2000-1 Notes pursuant hereto may, as and to the extent permitted in the related Supplements, be used to pay the principal amount of other Group II Series of Notes that are then in amortization and, after such payment, any remaining funds may, at RCFC's option, be
                         (i) used to finance, refinance or acquire Vehicles, to the extent Eligible Vehicles have been requested by any of the Lessees under the Master Lease or
                         (ii) transferred, on any Payment Date, to the Retained Distribution Account, to the extent that the Retained Interest Amount equals or exceeds zero after giving effect to such payment and so long as no Series 2000-1 Enhancement Deficiency or Asset Amount Deficiency exists or would result therefrom; provided, however, that funds remaining after the application of such funds to the payment of the principal amount of other Group II Series of Notes that are in amortization and to the financing, refinancing or acquisition of Group II Vehicles may be transferred to the Retained Distribution Account on a day other than a Payment Date if the Master Servicer furnishes to the Trustee an Officer's Certificate to the effect that such transfer will not cause any of the foregoing deficiencies to occur either on the date that such transfer is made or, in the reasonable anticipation of the Master Servicer, on the next Payment Date. Funds in the Retained Distribution Account shall, at the option of RCFC, be available to finance, refinance or acquire Vehicles, to the extent Eligible Vehicles have been requested by any of the Lessees under the Master Lease, or for distribution to the Retained Interestholder (including any advances made under the Demand Note or otherwise);

                                    (ii) in the event that the  Master  Servicer
                         is not DTAG or an Affiliate of DTAG, the Master Servicer shall not be entitled to withhold any amounts pursuant to Section 4.2(c) and the Trustee shall deposit amounts payable to DTAG in its capacity as the Master Servicer in the Group II Collection Account pursuant to the provisions of Section 4.2 on each Series 2000-1 Deposit Date;

                                    (iii) any  amounts  withheld  by the  Master
                         Servicer and not deposited in the Group II Collection Account pursuant to Section 4.2(c) shall be deemed to be deposited in the Group II Collection Account on the date such amounts are withheld for purposes of determining the amounts to be allocated pursuant to this Section 4.7;

                                    (iv) if there is more  than  one  Series  of
                         Group II Series of Notes outstanding, then Sections 4.7(a)(i)(5) and 4.7(b)(i)(3) above shall not be duplicative with any similar provisions contained in any other Supplement and the Retained Interestholder shall only be paid such amount once with respect to any Payment Date; and

                                    (v) RCFC may,  from time to time in its sole
                         discretion, increase the Series 2000-1 Available Subordinated Amount by (a) (i) allocating to the Series 2000-1 Available Subordinated Amount Eligible Vehicles theretofore allocated to the Retained Interest and (ii) delivering to the Trustee an Officer's Certificate affirming with respect to such Vehicles the representations and warranties set forth in Section 6.14 of the Base Indenture (and an Opinion of Counsel to the same effect) or (b) (i) depositing funds into the Series 2000-1 Excess Funding Account by transfer from the Retained Distribution Account or otherwise, and (ii) delivering to the Master Servicer and the Trustee an Officer's Certificate setting forth the amount of such funds and stating that such funds shall be allocated to the Series 2000-1 Available
                         Subordinated Amount; provided, however, that (x) RCFC shall have no obligation to so increase the Series 2000-1 Available Subordinated Amount at any time and (y) RCFC may not increase the Series 2000-1 Available Subordinated Amount at any time if the amount of such increase, together with the sum of the amounts of all prior increases, if any, of the Series 2000-1 Available Subordinated Amount would exceed the applicable Series 2000-1 Available Subordinated Amount Maximum Increase, excluding from such calculation any increase in the Series 2000-1 Available Subordinated Amount (1) through Recoveries or from funds constituting repayments of principal under the Demand Note, or (2) relating to an increase in any component of the Minimum Enhancement Amount that results from (a) an increase in the ratio of Group II Vehicles that are Non-Program Vehicles to all Group II Vehicles, (b) a reduction in the aggregate amount of cash and Permitted Investments in the Group II Collection Account and the Master Collateral Account that are allocable to the Group II Series of Notes, or (c) a decrease in Market Value Adjustment Percentage;

                                    (vi) If,  on any  Payment  Date  during  the
                         Series 2000-1 Revolving Period, a Mandatory Decrease shall be required under Section 4A.3(a) of this Supplement and the amounts allocated to the Series 2000-1 Invested Amount under Section 4.7(a)(i)(2) are less than the amount of such required Decrease, then, in such event, any funds (i) on deposit in the Group II Collection Account which are allocable to the Retained Interest Amount or (ii) on deposit in the excess funding accounts for other Group II Series of Notes issued and outstanding under the Indenture which amounts are in excess of the amounts necessary to be on deposit in each such excess funding account in order that (x) no Asset Amount Deficiency occur, (y) no shortfall in the required level of enhancement for each such Group II Series of Notes shall occur, including any portion of such enhancement that is required to be in liquid funds, and (z) no Amortization Event for any such series or event that with the giving of notice or passage of time would become an Amortization Event for any such Group II Series of Notes (such amounts as are set forth in clauses (i) and (ii) of this subparagraph
                         (vi) being  referred  to  herein as  "Excess  Amounts")
                         shall,  in  each  such  case,  be  deposited  into  the
                         Series 2000-1 Distribution Account as Principal Collections in an aggregate amount up to the amount of any such deficiency and shall be used, in accordance with Section 4.7(a), to reduce the Series 2000-1 Invested Amount; and

                                    (vii) If, on any  Payment  Date  during  the
                         Series 2000-1 Rapid Amortization Period, the amount allocated under Section 4.7(b)(i)(2) is insufficient to reduce the Series 2000-1 Invested Amount to zero, then, in such event, any funds constituting Excess Amounts shall, in each such case, be deposited into the Series 2000-1 Distribution Account as Principal Collections in an aggregate amount up to the amount of any such deficiency and shall be used, in accordance with
                         Section 4.10(a)(ii) to reduce the Series 2000-1 Invested Amount.

                  Section 4.8       Monthly Payments.

                  All of the  payments  in  this  Section  4.8  will  be made in accordance with written direction of the Master Servicer. On each Reporting Date, as provided below, the Master Servicer shall instruct the Trustee or the Paying Agent to withdraw, and on the following Payment Date the Paying Agent, acting in accordance with such instructions, shall withdraw the amounts required to be withdrawn from the Group II Collection Account pursuant to Sections 4.8(a) through (c) below in respect of all funds available from Series 2000-1 Interest Collections processed since the preceding Payment Date and allocated to the holders of the Series 2000-1 Notes.

                                    (a) Note Interest with respect to the Series
                  2000-1 Notes. On each Reporting Date, the Master Servicer shall instruct the Trustee or the Paying Agent to withdraw on the next succeeding Payment Date from the Series 2000-1 Accrued Interest Account and deposit in the Series 2000-1 Distribution Account the amount on deposit therein available for the payment of the Series 2000-1 Interest Amount. On such Reporting Date, the Master Servicer shall further instruct the Trustee in writing to withdraw on the next succeeding Payment Date from the Series 2000-1 Excess Funding Account the lesser of (i) the amount on deposit in the Series 2000-1 Excess Funding Account and (ii) the excess, if any, of the Series 2000-1 Interest Amount over the amount withdrawn from the
                  Series 2000-1 Accrued Interest Account pursuant to the preceding sentence and deposit such amount to the Series 2000-1 Distribution Account.

                                    (b) Legal Fees.  On each Payment Date during
                  the Rapid Amortization Period, the Master Servicer shall, prior to making all distributions required to be made pursuant to Section 4.8(a) of this Supplement, instruct each of the Trustee and the Paying Agent to withdraw from the Series 2000-1 Accrued Interest Account, for payment to the Issuer, an amount up to an aggregate amount for all such Payment Dates of $500,000 to be applied to the payment of legal fees and expenses, if any, of the Issuer. On such Payment Date, the Trustee shall withdraw such amount from the Series 2000-1 Accrued Interest Account and remit such amount to the Issuer.

                                    (c) Servicing Fee. On each Payment Date, the
                  Master Servicer shall, after directing all distributions required to be made pursuant to Sections 4.8(a) and (b) of this Supplement or in the event that on the related Determination Date DTAG or any Affiliate thereof shall no longer be the Master Servicer, prior to such distributions being made (or if in addition to the foregoing the Series 2000-1 Rapid Amortization Period has also commenced, prior to making all distributions required to be made pursuant to
                  Section 4.8(a) of this Supplement but after making all distributions required to be made pursuant to Section 4.8(b)), instruct each of the Trustee and the Paying Agent to withdraw from the Series 2000-1 Accrued Interest Account, for payment to the Master Servicer, an amount equal to (a) the Series
                  2000-1 Investor Monthly Servicing Fee and any Series 2000-1 Monthly Supplemental Servicing Fee accrued during the preceding Series 2000-1 Interest Period, plus (b) all accrued and unpaid Series 2000-1 Investor Monthly Servicing Fees and any accrued and unpaid Series 2000-1 Monthly Supplemental Servicing Fees, minus (c) the amount of any Series 2000-1 Investor Monthly Servicing Fees and Series 2000-1 Monthly Supplemental Servicing Fees withheld by the Master Servicer pursuant to the Base Indenture. On such Payment Date, the Trustee or the Paying Agent, as the case may be, shall withdraw such amount from the Series 2000-1 Accrued Interest Account and remit such amount to the Master Servicer.

                  Section 4.9       Payment of Note Interest.

                  All payments made pursuant to this Section 4.9 will be made in accordance with the written instructions of the Master Servicer. On each Payment Date, (i) to the extent any Series 2000-1 Monthly Interest Shortfall exists after the deposits required pursuant to Section 4.8(a) of this Supplement has been made, the Master Servicer shall instruct the Trustee or the Paying Agent to withdraw from funds on deposit in the Series 2000-1 Excess Funding Account, an amount equal to the lesser of (A) the amount on deposit in the Series 2000-1 Excess Funding Account on such Payment Date in an amount not to exceed the Series 2000-1 Available Subordinated Amount at such time, and (B) the remaining amount of the Series 2000-1 Monthly Interest Shortfall, and deposit such amount in the Series 2000-1 Distribution Account to pay the Series 2000-1 Interest Amount to each of the Series 2000-1 Noteholders and (ii) to the extent any such Series 2000-1 Monthly Interest Shortfall remains after the deposits required pursuant to clause (i) of this Section 4.9 has been made, if amounts have been drawn on the Series 2000-1 Letter of Credit and deposited into the Series 2000-1 Collection Account pursuant to Section 4.18 of this Supplement, the Master Servicer shall instruct the Trustee or the Paying Agent to withdraw from the Series 2000-1 Collection Account on such Payment Date the lesser of (A) the amount on deposit in the Series 2000-1 Collection Account representing such amount drawn on the Series 2000-1 Letter of Credit and (B) the amount of the remaining Series 2000-1 Monthly Interest Shortfall and deposit such amount in the Series 2000-1 Distribution Account to pay the Series 2000-1 Interest Amount. On each Payment Date the Paying Agent shall, in accordance with the Master Servicer's most recent Monthly Certificate, pay to each of the Series 2000-1 Noteholders from the Series 2000-1 Distribution Account the portion of the Series 2000-1 Interest Amount deposited in the Series 2000-1 Distribution Account for the payment of the Series 2000-1 Interest Amount pursuant to Section 4.8(a) of this Supplement and clauses (i) and (ii) of this Section 4.9.

                  Section 4.10      Payment of Note Principal; Decreases.

                  All payments made pursuant to this Section 4.10 will be made in accordance with the written instructions of the Master Servicer.

                                    (a)     Series 2000-1 Notes.

                                    (i)  Commencing  on the first  Determination
                         Date after the commencement of the Series 2000-1 Rapid Amortization Period, the Master Servicer shall instruct the Trustee or the Paying Agent as to the amount allocated to the Series 2000-1 Notes during the Related Month pursuant to Section 4.7(b)(i)(2); and

                                    (ii)  Commencing  on the first  Payment Date
                         after the commencement of the Series 2000-1 Rapid Amortization Period, the Trustee shall (1) withdraw from the Series 2000-1 Collection Account the amount allocated thereto pursuant to Section 4.7(b)(i)(2) of this Supplement, (2) to the extent any portion of the Series 2000-1 Invested Amount still remains unpaid after application of the amounts specified in clause
                         (1) above, the Master Servicer shall instruct the Trustee or the Paying Agent to withdraw, from funds on deposit in the related Excess Funding Accounts of any additional Group II Series of Notes, if any, an amount equal to the lesser of (x) the aggregate amount on deposit in such Excess Funding Accounts on such Payment Date (after application of any such amounts to pay principal and interest in respect of the related Series of Notes pursuant to the related Series Supplements) in excess of an amount not to exceed the related Available Subordinated Amounts at such time and (y) the unpaid portion of the Series 2000-1 Invested Amount and deposit such amounts in the Series 2000-1 Distribution Account to be paid, pro rata, to the Series 2000-1 Noteholders, provided that any such amounts withdrawn from the Excess Funding Accounts for the other Group II Series of Notes shall be applied on a pro rata basis with respect to each Group II Series of Notes with respect to which a deficiency exists, (3) to the extent any portion of the Series 2000-1 Invested Amount remains unpaid after application of the amount specified in clauses (1) and (2), the Master Servicer shall instruct the Trustee or the Paying Agent to withdraw, from funds on deposit in the Series 2000-1 Excess Funding Account, an amount equal to the lesser of (v) the amount on deposit in the Series 2000-1 Excess Funding Account on such Payment Date (after application of any amounts pursuant to
                         Section 4.9 of this Supplement) in an amount not to exceed the Series 2000-1 Available Subordinated Amount at such time and (w) the unpaid portion of the Series 2000-1 Invested Amount and deposit such amount in the Series 2000-1 Distribution Account to be paid, pro rata, to the Series 2000-1 Noteholders, and (4) to the extent any portion of the Series 2000-1 Invested Amount still remains unpaid after application of the amounts specified in clauses (1) through (3) above, if amounts have been drawn on the Series 2000-1 Letter of Credit and deposited into the Series 2000-1 Collection Account pursuant to Section 4.14 of this Supplement or amounts have been claimed under the Demand Note or drawn under the Series 2000-1 Letter of Credit in respect thereof and deposited into the Series 2000-1 Collection Account pursuant to Section 4.13 of this Supplement, the Master Servicer shall instruct the Trustee or the Paying Agent to withdraw from the Series 2000-1 Collection Account on such Payment Date the lesser of (x) the amount on deposit in the Series 2000-1 Collection Account representing such draw on the Series 2000-1 Letter of Credit or payment under the Demand Note (after application of any portion thereof pursuant to Section
                         4.9 of this Supplement) and (y) the excess of the Series 2000-1 Invested Amount over the amounts described in clauses (1) through (3) above and deposit such amounts in the Series 2000-1 Distribution Account to be paid, pro rata, to the Series 2000-1 Noteholders; provided, however, that on the final Payment Date for the Series 2000-1 Notes, the Trustee shall withdraw from the Series 2000-1 Collection Account, as provided above, an aggregate amount which is no greater than the Series 2000-1 Invested Amount as of such date. The Series 2000-1 Invested Amount shall be due and payable on the Series 2000-1 Termination Date.

                                    (iii) On each Payment  Date  occurring on or
                         after  the  date a   withdrawal  is  made  pursuant  to
                         Section 4.10(a)(ii) of this Supplement, the Paying Agent shall, in accordance with Section 5.1 of the Base Indenture and the Master Servicer's most recent Monthly Certificate pay to the applicable Series 2000-1 Noteholders, pro rata, the amount deposited in the Series 2000-1 Distribution Account for the payment of principal pursuant to Section 4.10(a)(ii) of this Supplement.

                                    (b) Decreases. On the Business Day occurring
                  on the date a withdrawal is made pursuant to Section 4.7(a)(i)(2), the Paying Agent shall pay to the Trustee for the benefit of the Series 2000-1 Noteholders the amount deposited in the Series 2000-1 Distribution Account for the payment of principal pursuant to Section 4.7(a)(i)(2).

                  Section 4.11 Retained Distribution Account. On each Payment Date, the Master Servicer shall, as applicable, instruct the Trustee in writing to instruct the Paying Agent to transfer to the Retained Distribution Account (established pursuant to Section 4.1(b) of the Base Indenture) (i) all funds which are in the Collection Account that have been allocated to the Retained Distribution Account as of such Payment Date and (ii) all funds that were previously allocated to the Retained Distribution Account but not transferred to the Retained Distribution Account.

                  Section 4.12      Series 2000-1 Distribution Account.

                                    (a)    Establishment    of   Series   2000-1
                  Distribution Account. The Trustee shall establish and maintain in the name of the Trustee for the benefit of the Series 2000-1 Noteholders, or cause to be established and maintained, an account (the "Series 2000-1 Distribution Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Series 2000-1 Noteholders. The Series 2000-1 Distribution Account shall be maintained (i) with a Qualified Institution, or (ii) as a segregated trust account with the corporate trust department of a depository institution or trust company having corporate trust powers and acting as trustee for funds deposited in the Series 2000-1 Distribution Account. If the Series 2000-1 Distribution Account is not maintained in accordance with the previous sentence, the Master Servicer shall establish a new Series 2000-1 Distribution Account, within ten (10) Business Days after obtaining knowledge of such fact, which complies with such sentence, and shall instruct the Trustee to transfer all cash and investments from the non-qualifying Series 2000-1 Distribution Account into the new Series 2000-1 Distribution Account. Initially, the Series 2000-1 Distribution Account will be established with the Trustee.

                                    (b)  Administration  of  the  Series  2000-1
                  Distribution Account. The Master Servicer shall instruct the institution maintaining the Series 2000-1 Distribution Account in writing to invest funds on deposit in the Series 2000-1 Distribution Account at all times in Permitted Investments; provided, however, that any such investment shall mature not later than the Business Day prior to the Payment Date following the date on which such funds were received, unless any Permitted Investment held in the Series 2000-1 Distribution Account is held with the Trustee, in which case such investment may mature on such Payment Date provided that such funds shall be available for withdrawal on or prior to such Payment Date. The Trustee shall hold, for the benefit of the Series 2000-1 Noteholders, possession of any negotiable instruments or securities evidencing the Permitted Investments from the time of purchase thereof until the time of maturity.

                                    (c) Earnings from Series 2000-1 Distribution
                  Account. Subject to the restrictions set forth above, the Master Servicer shall have the authority to instruct the Trustee with respect to the investment of funds on deposit in the Series 2000-1 Distribution Account. All interest and earnings (net of losses and investment expenses) on funds on deposit in the Series 2000-1 Distribution Account shall be deemed to be on deposit and available for distribution.

                                    (d)  Series  2000-1   Distribution   Account
                  Constitutes Additional Collateral for Series 2000-1 Notes. In order to secure and provide for the payment of the RCFC Obligations with respect to the Series 2000-1 Notes (but not the other Notes), RCFC hereby assigns, pledges, grants, transfers and sets over to the Trustee, for the benefit of the Series 2000-1 Noteholders, all of RCFC's right, title and interest in and to the following (whether now or hereafter existing and whether now owned or hereafter acquired): (i) the Series 2000-1 Distribution Account; (ii) all funds on deposit therein from time to time; (iii) all certificates and instruments, if any, representing or evidencing any or all of the Series 2000-1 Distribution Account or the funds on deposit therein from time to time; (iv) all Permitted Investments made at any time and from time to time with monies in the Series 2000-1 Distribution Account; and (v) all proceeds of any and all of the foregoing, including, without limitation, cash (the items in the foregoing clauses (i) through (v) are referred to, collectively, as the "Series 2000-1 Distribution Account Collateral"). The Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Series 2000-1 Distribution Account and in all proceeds thereof. The Series 2000-1 Distribution Account Collateral shall be under the sole dominion and control of the Trustee, and the Paying Agent at the direction of the Trustee, in each case for the benefit of the Series 2000-1 Noteholders.

                  Section 4.13 The Master Servicer's Failure to Instruct the Trustee to Make a Deposit or Payment. If the Master Servicer fails to give notice or instructions to make any payment from or deposit into the Group II Collection Account required to be given by the Master Servicer, at the time specified in the Master Lease or any other Related Document (including applicable grace periods), and such failure is known by the Trustee, the Trustee shall make such payment or deposit into or from the Group II Collection Account without such notice or instruction from the Master Servicer if and to the extent that the Trustee has been furnished information adequate, in the sole discretion of the Trustee, to determine the amounts and beneficiaries of such payments. Pursuant to the Master Lease, the Master Servicer has agreed that it shall, upon request of the Trustee, promptly provide the Trustee with all information necessary to allow the Trustee to make such a payment or deposit.

                  Section 4.14 Lease Payment Deficit Draws on Series 2000-1 Letter of Credit.

                                    (a) At or before  10:00 a.m.  (New York City
                  time) on each Payment Date, the Master Servicer shall notify the Trustee pursuant to the Master Lease of the amount of the Series 2000-1 Lease Payment Losses, such notification to be in the form of Exhibit D to this Supplement.

                                    (b) So long as the Series  2000-1  Letter of
                  Credit shall not have been terminated, on any Payment Date that there are Series 2000-1 Lease Payment Losses, the Trustee shall, by 1:00 p.m. (New York City time) on the same Payment Date, draw on the Series 2000-1 Letter of Credit by presenting a draft in an amount equal to the lesser of (i) the Series 2000-1 Lease Payment Losses allocated to making a drawing under the Series 2000-1 Letter of Credit pursuant to Sections 4.7(a)(v)(1) or (b)(v)(1) of this Supplement, and (ii) the amount available to be drawn on the Series 2000-1 Letter of Credit on such Payment Date accompanied by a Certificate of Credit Demand. The proceeds of such draw shall be deposited as soon as practicable in the Series 2000-1 Collection Account for further allocation to the Series 2000-1 Distribution Account in accordance with the instructions of the Master Servicer and pursuant to the terms of this Supplement.

                  Section 4.15      Claim Under the Demand Note.

                                    (a) On each  Determination  Date, the Master
                  Servicer shall determine the aggregate amount, if any, of Losses that have occurred during the Related Month. In the event that any such Losses occurring during such Related Month exceed the amount of Recoveries received during such Related Month, the Master Servicer shall set forth the aggregate amount of such net Losses in the Monthly Report, and the Trustee shall make the allocations as set forth in Sections 4.7(a)(iii)(1) and (b)(iii)(1), as applicable, of this Supplement. If any amounts are allocated to a claim under the Demand Note pursuant to such Sections (any such amounts, "Demand Note Claim Amounts"), the Trustee shall transmit to the issuer of the Demand Note a demand for repayment (each, a "Demand Notice") under the Demand Note in the amount of the lesser of (x) the outstanding amount of such Demand Note and
                  (y) the Demand Note Claim Amounts, in each case such payment to be made on or prior to the next succeeding Payment Date by deposit of funds into the Series 2000-1 Collection Account in the specified amount.

                                    (b) In the event that on any Payment Date on
                  which (x) a Demand Notice has been transmitted to the issuer of the Demand Note on the related Determination Date pursuant to Section 4.15(a) above and the Demand Note issuer shall have failed to deposit into the Series 2000-1 Collection Account the amount specified in such Demand Notice, on or prior to 10:00 a.m. (New York City time) on such Payment Date, or (y) a Demand Notice for payment by the issuer of the Demand Note could be transmitted to the issuer of the Demand Note of the related Determination Date pursuant to Section 4.15(a) above, but has been prevented from being transmitted or, if so transmitted, the issuer of the Demand Note has been prevented from making any payment thereunder, as a result of the operation of any bankruptcy or insolvency law, then so long as the Series 2000-1 Letter of Credit shall not have been terminated,  the Trustee  shall,  by 1:00 p.m.  (New York City time) on the same Business Day, draw on the Series 2000-1 Letter of Credit by presenting a draft in an amount equal to
                  (i) that portion of the amount demanded under the Demand Note as specified in (a) above that has not been deposited into the Series 2000-1 Collection Account as of 10:00 a.m. (New York City time) on such Payment Date, in the case of clause (x) above or (ii) the amount of the stayed demand for payment in the case of clause (y) above, in each case, accompanied by a Certificate of Credit Demand. The proceeds of such draw shall be deposited in the Series 2000-1 Collection Account for application pursuant to Section 4.10(a)(ii) of this Supplement.

                                    (c)  Demand  Note   Constitutes   Additional
                  Collateral for Series 2000-1 Notes. In order to secure and provide for the payment of the RCFC Obligations with respect to the Series 2000-1 Notes (but not the other Notes), RCFC hereby assigns, pledges, grants, transfers and sets over to the Trustee, for the benefit of the Series 2000-1 Noteholders, all of RCFC's right, title and interest in and to the Demand Note and all proceeds thereof. The Trustee shall possess all right, title and interest in the Demand Note, all rights to make claims thereunder and all payments thereon and all proceeds thereof.

                  Section 4.16      Series 2000-1  Letter of  Credit Termination
         Demand.

                                    (a)     If  prior  to the  date which  is 30
                  days prior to the then scheduled Series 2000-1 Letter of Credit Expiration Date,

                                    (i) the Series 2000-1 Letter of Credit shall
                         not have been extended or there shall not have been appointed a successor institution to act as Series 2000-1 Letter of Credit Provider, and

                                    (ii) the  payments to be made by the Lessees
                         under the Master Lease shall not have otherwise been credit enhanced with (A) the funding of the Series 2000-1 Cash Collateral Account with cash in the amount of the Series 2000-1 Letter of Credit Amount, (B) other cash collateral accounts, overcollateralization or subordinated securities or (C) with the consent of the Required Group II Noteholders, a Surety Bond or other similar arrangements; provided, however, that

                                            (1) any such  successor  institution
                                    or   other   form   of   substitute   credit
                                    enhancement referred to in the foregoing clauses (B) and (C) shall be approved by the Series 2000-1 Required Noteholders; and

                                            (2) any such  successor  institution
                                    or   other   form   of   substitute   credit
                                    enhancement  referred  to in  the  foregoing
                                    clauses  (i)  or  (ii)(C)   shall,   if  the
                                    short-term debt ratings with respect to such
                                    substitute    credit     enhancement,     if
                                    applicable, are less than "A-1" or the equivalent from Standard & Poor's and "P-1" or the equivalent from Moody's, be approved by the Required Group II Noteholders;

                  then the Master Servicer shall notify the Trustee in writing pursuant to the Master Lease no later than one Business Day prior to the Series 2000-1 Letter of Credit Expiration Date of
                  (i) the principal balance of all Outstanding Series 2000-1 Notes on such date, and (ii) the amount available to be drawn on the Series 2000-1 Letter of Credit on such date. Upon receipt of such notice by the Trustee on or prior to 10:00 a.m. (New York City time) on any Business Day, the Trustee shall, by 1:00 p.m. (New York City time) on such Business Day (or, in the case of any notice given to the Trustee after 10:00 a.m. (New York City time), by 1:00 p.m. (New York City time) on the next following Business Day), draw the lesser of the amounts set forth in clauses (i) and (ii) above on the Series 2000-1 Letter of Credit by presenting a draft accompanied by a Certificate of Termination Demand and shall deposit the proceeds of the disbursement resulting therefrom in a special deposit account (the "Series 2000-1 Cash Collateral Account").

                                    (b) The  Master  Servicer  shall  notify the
                  Trustee in writing pursuant to the Master Lease within one Business Day of the Master Servicer's becoming aware that the short-term debt credit rating of the Series 2000-1 Letter of Credit Provider has fallen below "A-1" in the case of Standard & Poor's and "P-1" in the case of Moody's. At such time the Master Servicer shall also notify the Trustee of (i) the principal balance of all Outstanding Series 2000-1 Notes on such date, and (ii) the Series 2000-1 Letter of Credit Amount on such date. Upon the 60th Business Day following receipt of such notice by the Trustee if the condition described in the first sentence of this Section 4.16(b) shall remain in effect on or prior to 10:00 a.m. (New York City time) on any Business Day, unless the Master Servicer shall have obtained a new letter of credit substantially in the form of the Series
                  2000-1 Letter of Credit and provided by an entity with short-term debt ratings of at least "A-1" in the case of Standard & Poor's and "P-1" in the case of Moody's, the Trustee shall, by 1:00 p.m. (New York City time) on such Business Day (or, in the case of any notice given to the Trustee after 10:00 a.m. (New York City time), by 1:00 p.m. (New York City time) on the next following Business Day), draw on the Series 2000-1 Letter of Credit in an amount equal to the lesser of the principal balance of all Outstanding Series 2000-1 Notes on such Business Day and the amount available to be drawn on the Series 2000-1 Letter of Credit on such
                  Business Day by presenting a draft accompanied by a Certificate of Termination Demand and shall deposit the proceeds of the disbursement resulting therefrom in the Series 2000-1 Cash Collateral Account.

                  Section 4.17      The Series 2000-1 Cash Collateral Account.

                                    (a) Upon  receipt of notice of a draw on the
                  Series 2000-1 Letter of Credit pursuant to Section 4.16, the Trustee shall establish and maintain in the name of the Trustee for the benefit of the Series 2000-1 Noteholders, or cause to be established and maintained, the Series 2000-1 Cash Collateral Account bearing a designation clearly indicating that the funds deposited therein are held for the Series 2000-1 Noteholders. The Series 2000-1 Cash Collateral Account shall be maintained (i) with a Qualified Institution, or (ii) as a segregated trust account with the corporate trust department of a depository institution or trust company having corporate trust powers and acting as trustee for funds deposited in the Series 2000-1 Cash Collateral Account. If the Series 2000-1 Cash Collateral Account is not maintained in accordance with the prior sentence, then within 10 Business Days after obtaining knowledge of such fact, the Master Servicer has agreed pursuant to the Master Lease that it shall establish a new Series 2000-1 Cash Collateral Account which complies with such sentence and shall instruct the Trustee in writing to transfer into the new Series 2000-1 Cash Collateral Account all cash and investments from the non-qualifying Series 2000-1 Cash Collateral Account. When established, the Series 2000-1 Cash Collateral Account is intended to function in all respects as the replacement for, and the equivalent of, the Series 2000-1 Letter of Credit. Accordingly, following its creation, each reference to a draw on the Series 2000-1 Letter of Credit shall refer to withdrawals from the Series 2000-1 Cash Collateral Account and references to similar terms shall mean and be a reference to actions taken with respect to the Series 2000-1 Cash Collateral Account that correspond to actions that otherwise would have been taken with respect to the Series 2000-1 Letter of Credit. Without limiting the generality of the foregoing, upon funding of the Series 2000-1 Cash Collateral Account, the Trustee shall, at all times when the Trustee is otherwise required to make a draw under the Series 2000-1 Letter of Credit pursuant to Section 4.14 or
                  4.16 of this Supplement, make a draw from the Series 2000-1 Cash Collateral Account in the amount and at such time as a draw would be made under the Series 2000-1 Letter of Credit pursuant to Section 4.14 or 4.16 of this Supplement. The Trustee shall provide written notice to DTAG of any draw from the Series 2000-1 Cash Collateral Account pursuant to Section
                  4.14 or 4.16 of this Supplement.

                                    (b) In order to secure and  provide  for the
                  repayment and payment of the obligations of RCFC with respect to the Series 2000-1 Notes (but not any other Series of Notes), RCFC hereby assigns, pledges, grants, transfers and sets over to the Trustee, for the benefit of the Series 2000-1 Noteholders, all of RCFC's right, title and interest in and to the following (whether now or hereafter existing and whether now owned or hereafter acquired): (i) the Series 2000-1 Cash Collateral Account; (ii) all funds on deposit therein from time to time; (iii) all certificates and instruments, if any, representing or evidencing any or all of the Series 2000-1 Cash Collateral Account or the funds on deposit therein from time to time; (iv) all Permitted Investments made at any time and from time to time with the monies in the Series 2000-1 Cash Collateral Account; and (v) all proceeds of any and all of the foregoing, including, without limitation, cash. The Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Series 2000-1 Cash Collateral Account and in all proceeds thereof. The Series 2000-1 Cash Collateral Account shall be under the sole dominion and control of the Trustee for the benefit of the Series 2000-1 Noteholders and the Series 2000-1 Letter of
                  Credit Provider, as their interests appear herein, which interest in the case of the Series 2000-1 Letter of Credit Provider shall be subject to the interests of the holders of Series 2000-1 Notes as provided herein.

                                    (c) Funds on deposit  in the  Series  2000-1
                  Cash Collateral Account shall, at the written direction of the Master Servicer given pursuant to the Master Lease, be invested by the Trustee in Permitted Investments. Funds on deposit in the Series 2000-1 Cash Collateral Account on any Payment Date, after giving effect to any deposits to or withdrawals from the Series 2000-1 Cash Collateral Account on such Payment Date, shall be invested in Permitted Investments that will mature at such time that such funds will be available for withdrawal on or prior to the following Payment Date. The proceeds of any such investment, to the extent not distributed on such Payment Date, shall be invested in Permitted Investments that will mature at such time that such funds will be available for withdrawal on or prior to the Payment Date immediately following the date of such investment. The Trustee shall maintain for the benefit of the Series 2000-1 Noteholders and the Series 2000-1 Letter of
                  Credit Provider as their interests appear herein, which interest in the case of the Series 2000-1 Letter of Credit Provider shall be subject to the interests of the holders of the Series 2000-1 Notes as provided herein, possession of the negotiable instruments or securities evidencing the Permitted Investments from the time of purchase thereof until the time of sale or maturity. On each Payment Date, all interest and earnings (net of losses and investment expenses) accrued since the preceding Payment Date on funds on deposit in the Series 2000-1 Cash Collateral Account shall be paid to the Series 2000-1 Letter of Credit Provider to the extent of any unreimbursed draws on the Series 2000-1 Letter of Credit. Subject to the restrictions set forth above, the Master Servicer, or a Person designated in writing by the Master Servicer with written notification thereof to the Trustee, shall have the authority to instruct the Trustee in with respect to the investment of funds on deposit in the Series 2000-1 Cash Collateral Account. For purposes of determining the availability of funds or the balances in the Series 2000-1 Cash Collateral Account for any reason under the Indenture, all investment earnings on such funds shall be deemed not to be available or on deposit.

                                    (d) Series  2000-1 Cash  Collateral  Account
                  Surplus. In the event that the Series 2000-1 Cash Collateral Account Surplus on any Payment Date, after giving effect to all withdrawals from the Series 2000-1 Cash Collateral Account, is greater than zero, the Trustee, acting in accordance with the written instructions of the Master Servicer, shall withdraw from the Series 2000-1 Cash Collateral Account an amount equal to the Series 2000-1 Cash Collateral Amount Surplus and shall pay from such amount to the Series 2000-1 Letter of Credit Provider an amount equal to the amount of unreimbursed draws under the Series 2000-1 Letter of Credit.

                                    (e)   Termination   of  Series  2000-1  Cash
                  Collateral Account. Upon the later to occur of (i) the termination of the Indenture pursuant to Section 10.1 of the Base Indenture and (ii) the Business Day immediately following the Series 2000-1 Letter of Credit Expiration Date, the Trustee, acting in accordance with the written instructions of the Master Servicer, after the prior payment of all amounts owing to the Series 2000-1 Noteholders and payable from the Series 2000-1 Cash Collateral Account as provided herein, shall withdraw from the Series 2000-1 Cash Collateral Account all amounts on deposit therein and shall pay from such amounts to the Series 2000-1 Letter of Credit Provider an amount equal to the amount of unreimbursed draws on the Series 2000-1 Letter of Credit.

                  Section 4.18. Appointment of Trustee to Hold Letter of Credit. The Trustee agrees to hold the Series 2000-1 Letter of Credit and to make draws thereon pursuant to the terms of the Series 2000-1 Letter of Credit and this Supplement. The Trustee shall promptly follow the instructions of the Master Servicer or the Administrative Agent to make a claim under the Series 2000-1 Letter of Credit or withdrawal from the Series 2000-1 Cash Collateral Account. The Trustee hereby acknowledges and agrees to perform the duties set forth in Sections 2.1(a), 2.1(e), 2.1(f), 2.3(a) and 2.3(c) of the
         Enhancement Letter of Credit Application and Agreement including, without limitation, its obligation to execute and deliver a Notice of Reduction of Series 2000-1 Letter of Credit Amount substantially in the form attached as Annex E to the Series 2000-1 Letter of Credit upon its receipt of a Request for Reduction of Series 2000-1 Letter of Credit Amount in substantially the form attached as Exhibit D to the Enhancement Letter of Credit Application and Agreement.

                                   ARTICLE 5
                               AMORTIZATION EVENTS

         Section 5.1 Series 2000-1  Amortization  Events.  In  addition  to  the
Amortization Events set forth in Section 8.1 of the Base Indenture, the following shall be Amortization Events with respect to the Series 2000-1 Notes (without notice or other action on the part of the Trustee or any Series 2000-1 Noteholders):

                                    (a) a  Series 2000-1 Enhancement  Deficiency
                  shall occur and continue for at least five (5) Business Days after the Master Servicer obtains actual knowledge thereof; provided, however, that such event or condition shall not be an Amortization Event if (i) during such five (5) Business Day period DTAG shall have increased the Series 2000-1 Letter of Credit Amount or RCFC shall have increased the Series 2000-1 Available Subordinated Amount by allocating to the Series 2000-1 Available Subordinated Amount, Eligible Vehicles theretofore allocated to the Retained Interest or by depositing funds into the Series 2000-1 Cash Collateral Account or the Series 2000-1 Excess Funding Account, in either case so that the Series 2000-1 Enhancement Deficiency no longer exists, and (ii) any increase in the Series 2000-1 Available Subordinated Amount pursuant to clause (i) of this
                  Section  5.1(a) shall  be  in  accordance  with  the  terms of
                  Section 4.7(c)(v) of this Supplement;

                                    (b) the Series 2000-1 Letter of Credit shall
                  not be in full force and effect and no substitute credit enhancement shall have been obtained pursuant to the Enhancement Letter of Credit Application and Agreement unless
                  (i) the inclusion of the Series 2000-1 Letter of Credit Amount in the Enhancement Amount is not necessary for the Enhancement Amount to equal or exceed the Minimum Enhancement Amount, or (ii) the Series 2000-1 Cash Collateral Account shall theretofore have been funded to the full extent required hereunder;

                                    (c) from and after the funding of the Series
                  2000-1 Cash  Collateral  Account  pursuant to  Section 4.16 or
                  4.17 of this Supplement, the Series 2000-1 Cash Collateral Account shall be subject to an injunction, estoppel or other stay or a Lien (other than the Lien of the Trustee under the Indenture);

                                    (d) an  Event  of   Bankruptcy   shall  have
                  occurred with respect to the Series 2000-1 Letter of Credit Provider or the Series 2000-1 Letter of Credit Provider repudiates the Series 2000-1 Letter of Credit or refuses to honor a proper draw thereon in accordance with the terms thereof, unless (i) the inclusion of the Series 2000-1 Letter of Credit Amount in the Enhancement Amount is not necessary for the Enhancement Amount to equal or exceed the Minimum Enhancement Amount, or (ii) the Series 2000-1 Cash Collateral Account shall theretofore have been funded to the full extent required hereunder and under the Enhancement Letter of Credit Application and Agreement;

                                    (e) any  of  the Related  Documents  or  any
                  portion thereof shall not be in full force and effect or enforceable in accordance with its terms or RCFC, DTAG (including in its capacity as Master Servicer), Thrifty (including in its capacity as a Servicer) or Dollar (including in its capacity as a Servicer) or any successor to Thrifty or Dollar in their respective capacities as Servicers shall so assert in writing; or

                                    (f) an event of default shall have  occurred
                  and be continuing under the Master Lease, including, without limitation, the breach of any financial covenant contained in Section 24.14 of the Master Lease, whether or not such breach has been waived.

         In the case of the event described in clause (a) above, an Amortization Event will be deemed to have occurred with respect to the Series 2000-1 Notes, after the grace period described therein, immediately without notice or other action on the part of the Trustee, the Administrative Agent or the Series 2000-1 Noteholders. In the case of any event described in clauses (b) through (f) above, an Amortization Event will be deemed to have occurred with respect to the Series 2000-1 Notes only if, after any applicable grace period described in such clauses, either the Trustee, by written notice to the Issuer and the Administrative Agent, or the Administrative Agent, at the request of the Series 2000-1 Required Noteholders, by written notice to the Issuer, the Trustee and the Series 2000-1 Noteholders, declare that, as of the date of such notice, an Amortization Event has occurred.

         Section 5.2 Waiver of Past Events. Subject to Section 11.2 of the Base Indenture, Series 2000-1 Noteholders holding 100% of the Series 2000-1 Invested Amount, by written notice to the Trustee, may waive any existing Potential Amortization Event or Amortization Event.

                                   ARTICLE 6
                                    COVENANTS

         Section 6.1 Minimum Subordinated Amount. RCFC shall maintain the Series 2000-1 Available Subordinated Amount in an amount greater than or equal to the Minimum Subordinated Amount.

         Section 6.2 Minimum Series 2000-1 Letter of Credit Amount. RCFC shall maintain the Series 2000-1 Letter of Credit Amount in an amount greater than or equal to the Minimum Series 2000-1 Letter of Credit Amount.

                                   ARTICLE 7
                           FORM OF SERIES 2000-1 NOTES

         Series 2000-1 Notes will be issued in fully registered form, substantially in the form set forth in Exhibit A to this Supplement, with such legends as may be applicable thereto as set forth in the Base Indenture, and will be sold initially to the Note Purchasers and shall be duly executed by the Issuer and authenticated by the Trustee in the manner set forth in Section 2.4 of the Base Indenture. The Series 2000-1 Notes are not permitted to be transferred, assigned, exchanged or otherwise pledged or conveyed except in compliance with the terms of the Base Indenture. The Series 2000-1 Notes shall bear a face amount equal to the Series 2000-1 Maximum Invested Amount, and shall be initially issued in a principal amount equal to the Series 2000-1 Initial Invested Amount. The Trustee shall, or shall cause the Note Registrar to, record any Increases or Decreases with respect to the Series 2000-1 Invested Amount such that the principal amount of the Series 2000-1 Notes Outstanding accurately reflects all such Increases and Decreases.

                                    ARTICLE 8
                                     GENERAL

         Section 8.1 Payment of Rating Agencies' Fees. RCFC agrees and covenants with the Master Servicer and the Trustee to pay all reasonable fees and expenses of the Rating Agencies and to promptly provide all documents and other information that the Rating Agencies may reasonably request.

         Section 8.2 Exhibits. The following exhibits attached hereto supplement the exhibits included in the Indenture.

         Exhibit A:      Form of Series 2000-1 Note
         Exhibit B:      Reserved
         Exhibit C:      Form of Demand Note
         Exhibit D:      Form of Notice of Series 2000-1 Lease Payment Losses

         Section 8.3 Ratification of Base Indenture. As supplemented by this Supplement and except as specified in this Supplement, the Base Indenture is in all respects ratified and confirmed and the Base Indenture as so supplemented by this Supplement shall be read, taken, and construed as one and the same instrument. In this regard, for the purposes of the terms and conditions governing the Series 2000-1 Notes and the Group II Collateral, Section 7.28 of the Base Indenture shall not apply.

         Section 8.4 Counterparts. This Supplement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.

         Section 8.5 Governing Law. THIS SUPPLEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAW (INCLUDING, WITHOUT LIMITATION, THE UCC) OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE PROVISIONS THEREOF REGARDING CONFLICTS OF
LAWS), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HERETO SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAW.

         Section 8.6 Amendments.

         (a) This Supplement may be modified or amended from time to time in accordance with the terms of the Base Indenture; provided, however, that if, pursuant to the terms of the Base Indenture or this Supplement, the consent of the Required Group II Noteholders is required for an amendment or modification of this Supplement, such requirement shall be satisfied if such amendment or modification is consented to by Noteholders representing more than 50% of the Aggregate Principal Balance of the Series 2000-1 Notes affected thereby (including for purposes of determining such aggregate outstanding principal amount, the Aggregate Principal Balance of the Series 2000-1 Notes). In addition, this Supplement may be amended or modified from time to time, without the consent of any Group II Noteholder but with the consent of RCFC, DTAG and the Trustee and written confirmation of the then current ratings on the Series 2000-1 Notes from the Rating Agencies to amend the following definitions:
"Maximum Manufacturer Percentage", "Measurement Month", "Measurement Month Average" and "Market Value Adjustment Percentage" and to make changes related to such amendments.

         (b) RCFC agrees that it shall not agree to any amendment, modification or waiver of any provision of the Master Lease, the Master Collateral Agency Agreement, the Base Indenture or any other Related Documents (other than, with respect to the Series 2000-1 Letter of Credit, increases or decreases in the stated amount thereof) without the prior consent of the holders of at least 66-2/3% of the Series 2000-1 Invested Amount. (c) Notwithstanding anything to the contrary in the Base Indenture, this Supplement may be amended to provide for and accommodate financing Group II Vehicles and other Collateral or Master Lease Collateral that may be the subject of a like-kind exchange program without the consent of any Person other than the Series 2000-1 Required Noteholders.

                     [Remainder of Page Intentionally Blank]

         IN WITNESS WHEREOF, the parties hereto have caused this Supplement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                               RENTAL CAR FINANCE CORP.


                                                By:
                                                    ----------------------------
                                                    Pamela S. Peck
                                                    Vice President and Treasurer


                                               BANKERS TRUST COMPANY, as Trustee


                                                By:
                                                    ----------------------------
                                                    Name:
                                                    Title:


Accepted and Acknowledged by:

DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.,
as Master Servicer

By:
    ----------------------------
     Michael H. McMahon
     Assistant Treasurer

                                                                      SCHEDULE 1

              Existing Schedule of Maximum Manufacturer Percentages


                                                            Maximum Non-Program
Eligible Manufacturer      Maximum Program Vehicles*             Vehicles*
---------------------      ------------------------              --------
DaimlerChrysler                    100%                             20%
General Motors                       0%                             20%
Ford                               100%                             20%
Nissan                               0%                             20%
Toyota                             100%                             20%
Honda                                0%                             20%
Mazda                                0%                             **
Mitsubishi                           0%                             **
Isuzu                                0%                             **


*        As a percentage of the Group II Collateral.

** The combined percentage of Group II Vehicles which are Non-Program Vehicles manufactured by Mazda, Mitsubishi or Isuzu shall not exceed 15% in the aggregate.

                                                                      SCHEDULE 2

                New Schedule of Maximum Manufacturer Percentages


                                      Maximum Program       Maximum Non-Program
Eligible Manufacturer                  Percentage*              Percentage*
---------------------                  ----------               ----------

DaimlerChrysler                            100%                      30%
Ford                                       100%                      30%
Toyota                                     100%                      30%
General Motors                               0%                      30%
Honda                                        0%                      30%
Nissan                                       0%                      30%
Volkswagen                                   0%                      30%
Mazda                                        0%                   Up to 25%
Subaru                                       0%               Up to 15% (1) (2)
Suzuki                                       0%               Up to 15% (1) (2)
Mitsubishi                                   0%               Up to 15% (1) (2)
Isuzu                                        0%               Up to 15% (1) (2)
Kia                                          0%                  Up to 3% (2)
Hyundai                                      0%                  Up to 3% (2)


(1) The combined percentage of Group II Vehicles which are Non-Program Vehicles manufactured by Subaru, Suzuki, Mitsubishi or Isuzu shall not exceed 15% in the aggregate.

(2) The combined percentage of Group II Vehicles which are Non-Program Vehicles manufactured by Subaru, Suzuki, Mitsubishi, Isuzu, Kia or Hyundai shall not exceed 20% in the aggregate.

*        As a percentage of the Group II Collateral.

                                                                       EXHIBIT A

                           Form of Series 2000-1 Note

RENTAL CAR ASSET BACKED VARIABLE FUNDING NOTE, SERIES 2000-1

REGISTERED

No. R-1

                       SEE REVERSE FOR CERTAIN CONDITIONS




         THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES OR "BLUE SKY" LAWS. THE HOLDER HEREOF, BY PURCHASING THIS NOTE, AGREES FOR THE BENEFIT OF RENTAL CAR FINANCE CORP., AN OKLAHOMA CORPORATION (THE "COMPANY"), THAT THIS NOTE IS BEING ACQUIRED FOR ITS OWN ACCOUNT AND NOT WITH A VIEW TO DISTRIBUTION. THIS NOTE IS NOT PERMITTED TO BE TRANSFERRED, ASSIGNED, EXCHANGED OR OTHERWISE PLEDGED OR CONVEYED EXCEPT IN COMPLIANCE WITH THE TERMS OF THE INDENTURE REFERRED TO HEREIN.

         THE PRINCIPAL OF THIS NOTE IS PAYABLE IN INSTALLMENTS AND SUBJECT TO INCREASES AND DECREASES AS SET FORTH HEREIN AND IN THE INDENTURE. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

                            RENTAL CAR FINANCE CORP.

          RENTAL CAR ASSET BACKED VARIABLE FUNDING NOTE, SERIES 2000-1

         RENTAL CAR FINANCE CORP., an Oklahoma corporation (herein referred to as the "Company"), for value received, hereby promises to pay to _____________, (the "Noteholder"), or its registered assigns, the aggregate unpaid principal amount shown on the schedule attached hereto (and any continuation thereof), which amount shall be payable in the amounts and at the times set forth in the Indenture (as defined on the reverse side of this Note), provided, however, that the entire unpaid principal amount of this Note shall be due on the Series 2000-1 Termination Date (unless extended in writing by the parties to the Indenture and the Noteholder). The Company will pay interest on this Note at the Series 2000-1 Note Rate. Such interest shall be payable on each Payment Date or such other date as may be specified in the Supplement until the principal of this Note is paid or made available for payment, to the extent funds will be available from Collections processed from but not including the preceding Payment Date through each such Payment Date or such other date, as applicable, in respect of the sum of (i) the Daily Interest Amounts for each day in the related Series 2000-1 Interest Period, plus (ii) all previously accrued and unpaid Series 2000-1 Interest Amounts (together with interest on such unpaid amounts at the Series 2000-1 Note Rate), plus (iii) any Carrying Charges due to the Series 2000-1 Noteholders and unpaid as of such Payment Date. The principal amount of this Note shall be subject to Increases and Decreases on any Business Day during the Series 2000-1 Revolving Period, and accordingly, such principal amount is subject to prepayment at any time. Notwithstanding the foregoing, prior to the Series 2000-1 Termination Date and unless an Amortization Event shall have occurred, only interest payments on the outstanding Principal Amount of this Note are required to be made to the holder hereof. Beginning on the first Payment Date following the occurrence of an Amortization Event, subject to Decreases on any Business Day, the principal of this Note shall be paid in installments on each subsequent Payment Date to the extent of funds available for payment therefor pursuant to the Indenture. Such principal of and interest on this Note shall be paid in the manner specified on the reverse hereof.

         The principal of and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Company with respect to this Note shall be applied first to interest due and payable on this Note as provided above and then to the unpaid principal of this Note. This Note does not represent an interest in, or an obligation of, the Master Servicer or any affiliate of the Master Servicer other than the Company.

         Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note. Although a summary of certain provisions of the Indenture are set forth below and on the reverse hereof and made a part hereof, this Note does not purport to summarize the Indenture and reference is made to the Indenture for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and obligations of the Master Servicer and the Trustee. A copy of the Indenture may be requested from the Trustee by writing to the Trustee at: Bankers Trust Company, 4 Albany Street, New York, New York 10006, Attention: Corporate Trust and Agency Group. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to them in the Indenture.

         Unless the certificate of authentication hereon has been executed by the Trustee whose name appears below by manual signature, this Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof, or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Company has caused this instrument to be signed, manually or in facsimile, by its Authorized Officer.

Date: December 15, 2000

                                               RENTAL CAR FINANCE CORP.



                                               By: _________________________
                                                    Pamela S. Peck
                                                    Vice President and Treasurer





                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

         This is one of the Notes of a Series issued under the within-mentioned Indenture.

                                               BANKERS TRUST COMPANY,
                                                 as Trustee



                                               By:_________________________
                                                   Authorized Signature

                          REVERSE OF SERIES 2000-1 NOTE

         This Note is one of a duly authorized issue of Notes of the Company, designated as its Rental Car Asset Backed Variable Funding Notes, Series 2000-1 (herein called the "Series 2000-1 Notes"), all issued under (i) a Base Indenture, dated as of December 13, 1995 (as amended by Amendment to Base
Indenture, dated as of December 23, 1997, and as the same may be further amended, supplemented, restated or otherwise modified from time to time in accordance with the terms thereof, the "Base Indenture"), between the Company, as issuer, and Bankers Trust Company, a New York banking corporation ("Bankers Trust Company"), as trustee (in such capacity, the "Trustee"), and (ii) a Series 2000-1 Supplement, dated as of December 15, 2000 (as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms thereof, the "Series 2000-1 Supplement"), between the Company, as issuer, and the Trustee. The Base Indenture and the Series 2000-1 Supplement are referred to herein collectively as the "Indenture". The Series 2000-1 Notes are subject to all terms of the Indenture. All terms used in this Series 2000-1 Note that are defined in the Indenture, as amended, supplemented, restated or otherwise modified from time to time in accordance with the terms thereof, shall have the meanings assigned to them in or pursuant to the Indenture, as so amended, supplemented, restated or otherwise modified.

         The 2000-1 Notes are and will be equally and ratably secured by the Collateral pledged as security therefor as provided in the Indenture and the Series 2000-1 Supplement.

         "Payment Date" means the 25th day of each calendar month, or, if any such date is not a Business Day, the next succeeding Business Day, commencing February 25, 2001.

         As described above, the entire unpaid principal amount of this Series 2000-1 Note shall be due and payable on the Series 2000-1 Termination Date. Notwithstanding the foregoing, if an Amortization Event, Liquidation Event of Default or Series 2000-1 Limited Liquidation Event of Default shall have occurred and be continuing then, in certain circumstances, principal on the Series 2000-1 Notes may be paid earlier, as described in the Indenture. All principal payments on the Series 2000-1 Notes shall be made pro rata to the Series 2000-1 Noteholders entitled thereto.

         Payments of interest on this Series 2000-1 Note are due and payable on each Payment Date or such other date as may be specified in the Supplement, together with the installment of principal then due, if any, and any payments of principal made on any Business Day in respect of any Decreases, to the extent not in full payment of this Series 2000-1 Note, shall be made by wire transfer to the Holder of record of this Series 2000-1 Note (or one or more predecessor Series 2000-1 Notes) on the Note Register as of the close of business on each Record Date. Any reduction in the principal amount of this Series 2000-1 Note (or any one or more predecessor Series 2000-1 Notes) effected by any payments made on any Payment Date shall be binding upon all future Holders of this Series 2000-1 Note and of any Series 2000-1 Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted thereon. If funds are expected to be available, as provided in the Indenture, for payment in full of the then remaining unpaid principal amount of this Series 2000-1 Note on a Payment Date or on any Business Day, then the Trustee, in the name of and on behalf of the Company, will notify the Person who was the registered Holder hereof as of the Record Date preceding such Payment Date by notice mailed within five days of such Payment Date and the amount then due and payable shall be payable only upon presentation and surrender of this Series 2000-1 Note at the Corporate Trust Office.

         The Company shall pay interest on overdue installments of interest at the Series 2000-1 Note Rate to the extent lawful.

         As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Series 2000-1 Note may be registered on the Note Register upon surrender of this Series 2000-1 Note for registration of transfer at the office or agency designated by the Company pursuant to the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, with such signature guaranteed by a commercial bank or trust company located, or having a correspondent located, in the City of New York or the city in which the Corporate Trust Office is located, or a member firm of a national securities exchange, and such other documents as the Registrar may reasonably require, and thereupon one or more new Series 2000-1 Notes of authorized denominations and in the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be charged for any registration of transfer or exchange of this Series 2000-1 Note, but the transferor may be required to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such registration of transfer or exchange.

         Each Series 2000-1 Noteholder, by acceptance of a Series 2000-1 Note, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Trustee or the Company on the Series 2000-1 Notes or under the Indenture or any certificate or other writing delivered in connection therewith, against (i) the Trustee or the Company in its individual capacity, (ii) any owner of a beneficial interest in the Company or (iii) any partner, owner, beneficiary, agent, officer, director or employee of the Trustee or the Company in its individual capacity, any holder of a beneficial interest in the Company or the Trustee or of any successor or assign of the Trustee or the Company in its individual capacity, except (a) as any such Person may have expressly agreed and (b) any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity; provided, however, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the assets of the Company for any and all liabilities, obligations and undertakings contained in the Indenture or in this Series 2000-1 Note, subject to Section 12.16 of the Base Indenture.

         Each Series 2000-1 Noteholder, by acceptance of a Series 2000-1 Note, covenants and agrees that by accepting the benefits of the Indenture that such Series 2000-1 Noteholder will not for a period of one year and one day following the payment in full of all Series 2000-1 Notes, institute against the Company, or join in any institution against the Company of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under any United States Federal or state bankruptcy or similar law in connection with any obligations relating to the Series 2000-1 Notes, the Indenture or the Related Documents.

         Prior to the due presentment for registration of transfer of this Series 2000-1 Note, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Series 2000-1 Note (as of the day of determination or as of such other date as may be specified in the Indenture) is registered as the owner hereof for all purposes, whether or not this Series 2000-1 Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

         It is the intent of the Company and each Series 2000-1 Noteholder that, for federal, state and local income and franchise tax purposes only, the Series 2000-1 Notes will evidence indebtedness of the Company secured by the Collateral. Each Series 2000-1 Noteholder, by the acceptance of this Series 2000-1 Note, agrees to treat this Series 2000-1 Note for federal, state and local income and franchise tax purposes as indebtedness of the Company.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Series 2000-1 Notes under the Indenture at any time by the Company with the consent of the Holders of Series 2000-1 Notes representing more than 50% in principal amount of the Outstanding Series 2000-1 Notes which are affected by such amendment or modification subject to certain exceptions set forth in the Indenture. The Indenture also contains provisions permitting the Holders of Series 2000-1 Notes representing specified percentages of the Outstanding Series 2000-1 Notes, on behalf of the Holders of all the Series 2000-1 Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Series 2000-1 Note (or any one of more predecessor Series 2000-1 Notes) shall be conclusive and binding upon such Holder and upon all future Holders of this Series 2000-1 Note and of any Series 2000-1 Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Series 2000-1 Note. The Indenture also permits the Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of Holders of the Series 2000-1 Notes issued thereunder.

         The term "Company" as used in this Series 2000-1 Note includes any successor to the Company under the Indenture.

         The Series 2000-1 Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations set forth therein.

         This Series 2000-1 Note and the Indenture shall be construed in accordance with the law of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such law.

         No reference herein to the Indenture and no provision of this Series 2000-1 Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Series 2000-1 Note at the times, place, and rate, and in the coin or currency herein prescribed, subject to any duty of the Company to deduct or withhold any amounts as required by law, including any applicable U.S. withholding taxes.

                             INCREASES AND DECREASES

===== ============ ========= ========= ======= =========== ============ ========
          Unpaid                                  Series     Interest
        Principal                              2000-1 Note  Period (if  Notation
 Date     Amount    Increase  Decrease   Total     Rate     applicable)  Made By
===== ============ ========= ========= ======= =========== ============ ========

----- ------------ --------- --------- ------- ----------- ------------ --------
----- ------------ --------- --------- ------- ----------- ------------ --------

----- ------------ --------- --------- ------- ----------- ------------ --------
----- ------------ --------- --------- ------- ----------- ------------ --------

----- ------------ --------- --------- ------- ----------- ------------ --------
----- ------------ --------- --------- ------- ----------- ------------ --------

----- ------------ --------- --------- ------- ----------- ------------ --------
----- ------------ --------- --------- ------- ----------- ------------ --------

----- ------------ --------- --------- ------- ----------- ------------ --------
----- ------------ --------- --------- ------- ----------- ------------ --------

----- ------------ --------- --------- ------- ----------- ------------ --------
----- ------------ --------- --------- ------- ----------- ------------ --------

----- ------------ --------- --------- ------- ----------- ------------ --------
----- ------------ --------- --------- ------- ----------- ------------ --------

----- ------------ --------- --------- ------- ----------- ------------ --------
----- ------------ --------- --------- ------- ----------- ------------ --------

----- ------------ --------- --------- ------- ----------- ------------ --------
----- ------------ --------- --------- ------- ----------- ------------ --------

----- ------------ --------- --------- ------- ----------- ------------ --------
----- ------------ --------- --------- ------- ----------- ------------ --------

----- ------------ --------- --------- ------- ----------- ------------ --------
----- ------------ --------- --------- ------- ----------- ------------ --------

----- ------------ --------- --------- ------- ----------- ------------ --------
----- ------------ --------- --------- ------- ----------- ------------ --------

----- ------------ --------- --------- ------- ----------- ------------ --------
----- ------------ --------- --------- ------- ----------- ------------ --------

----- ------------ --------- --------- ------- ----------- ------------ --------
----- ------------ --------- --------- ------- ----------- ------------ --------

----- ------------ --------- --------- ------- ----------- ------------ --------
----- ------------ --------- --------- ------- ----------- ------------ --------

----- ------------ --------- --------- ------- ----------- ------------ --------
----- ------------ --------- --------- ------- ----------- ------------ --------

----- ------------ --------- --------- ------- ----------- ------------ --------
----- ------------ --------- --------- ------- ----------- ------------ --------

----- ------------ --------- --------- ------- ----------- ------------ --------
----- ------------ --------- --------- ------- ----------- ------------ --------

===== ============ ========= ========= ======= =========== ============ ========

                                   ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee

------------------------

         FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers
 unto                   (name and address of assignee)
     -------------------------------------------------------

the within Series 2000-1 Note and all rights thereunder, and hereby irrevocably constitutes and appoints _____________, attorney, to transfer said Series 2000-1 Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:                                                                        1
       --------------------                    -------------------------------

                                                     Signature Guaranteed:

-------------------------                              -------------------------











--------

1 NOTE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Series 2000-1 Note in every particular, without alteration, enlargement or any change whatsoever.

                                                                       EXHIBIT B

                                   [Reserved]

                                                                       EXHIBIT C

                               Form of Demand Note

                                                              New York, New York
                                                               December 15, 2000

         FOR VALUE RECEIVED, the undersigned, DOLLAR THRIFTY AUTOMOTIVE GROUP, INC., a Delaware corporation ("DTAG"), promises to pay to RENTAL CAR FINANCE CORP., an Oklahoma corporation ("RCFC"), on demand (the "Demand Date"), (a) the principal sum of _____________________ dollars ($__________) or (b) such other amount, shown on Schedule A attached hereto (and any continuation thereof) made by RCFC, as the aggregate unpaid principal balance hereof, including the aggregate unpaid principal amount of Demand Note Advances (as defined herein) made from funds on deposit in the Series 2000-1 Collection Account from time to time.

         1. Principal Payment Date. Any unpaid principal of this promissory note (this "Demand Note") shall be paid on the Demand Date.

         2. Interest. DTAG also promises to pay interest on the unpaid principal amount hereof from time to time outstanding at an interest rate of one-year
LIBOR,  as  determined  for such  period in the manner set forth  under the Base
Indenture, dated as of December 13, 1995 between RCFC and Bankers Trust, as Trustee, as amended by the Amendment to Base Indenture dated as of December 23, 1997 (the "Base Indenture"), as supplemented by the Series 2000-1 Supplement (the "Series 2000-1 Supplement" and together with the Base Indenture, the "Indenture") for the determination of LIBOR thereunder, plus 1.5% (the "Demand Note Rate") from the date hereof until the principal amount shall be paid in full. Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth therefor in the Indenture.

         3. Prepayments. The DTAG shall repay in full the unpaid principal amount of this Demand Note upon the Demand Date hereof. Prior thereto, DTAG:

         (a) may, from time to time on any Business Day, make a voluntary prepayment, in whole or in part, of the outstanding principal amount of this Demand Note; provided, however, that

                  (i) no Event of Default or Lease Event of Default shall have occurred and be continuing; and

                  (ii) such voluntary prepayments shall require at least three but no more than five Business Days' prior written notice to RCFC.

Each prepayment of any Demand Note made pursuant to this Section 3 shall be without premium or penalty.

         4. Demand Note Advances. RCFC agrees to make advances ("Demand Note Advances") upon request from DTAG, as borrower, out of and not to exceed in any Related Month the amount of Recoveries not so allocated pursuant to Section 4.7(a)(ii)(1) of the Series 2000-1 Supplement that may be lent under this Demand Note pursuant to Sections 4.7(a)(ii)(1) and 4.7(b)(ii)(1) of the Series 2000-1 Supplement. Such Demand Note Advances are repayable by DTAG, with interest, on each Demand Date upon demand by RCFC or the Trustee, as assignee of RCFC. Demand Note Advances shall accrue interest on the outstanding balance thereof at the Demand Note Rate then applicable. The date, amount, interest rate and duration of the Interest Period (if applicable) of each Demand Note Advance made by RCFC to DTAG and each payment made on account of the principal thereof, shall be recorded by RCFC on its books and, prior to any transfer of this Demand Note, endorsed by RCFC on Schedule A attached hereto or any continuation thereof, provided that the failure of RCFC to make any such recordation or endorsement shall not affect the obligations of DTAG to make a payment when due of any amount owing hereunder or under any other Related Document in respect of the Demand Note Advances made by RCFC.

         5.       Subordination.

         (a) RCFC, as subordinated lender under this Demand Note in respect of Demand Note Advances (the "Subordinated Lender") hereby agrees that the Subordinated Lender's right under this Demand Note is expressly subordinated to all payment obligations due to the Trustee, as assignee of the Master Lease (the "Senior Lender"), under the Master Lease (the "Payment Obligations"). The Subordinated Lender hereby agrees that the payment of this Demand Note is hereby expressly subordinated, in accordance with the terms hereof, to the prior payment in full of the Payment Obligations in cash.

         (b) Upon the maturity of any Payment Obligation (including interest thereon or fees or any other amounts owing in respect thereof), whether on the Payment Date (after any extension thereof), by acceleration or otherwise, all payments thereof and premium, if any, and interest thereon or fees or any other amounts owing in respect thereof, in each case to the extent due and owing, shall first be paid in full in cash, or such payment duly provided for in cash or in a manner satisfactory to the Senior Lender, before any payment is made on account of the Demand Note. The Subordinated Lender hereby agrees that, so long as an Event of Default or a Lease Event of Default, or event which with notice or lapse of time or both would constitute an Event of Default or a Lease Event of Default, in respect of any Payment Obligations, it will not ask, demand, sue for, or otherwise take, accept or receive, any amounts in respect of this Demand Note.

         (c) In the event that  notwithstanding  the provisions of the preceding
Section 5(b), DTAG shall make any payment on account of this Demand Note at a time when payment is not permitted by said Section 5(b), such payment shall be held by the Subordinated Lender or its representative, in trust for the benefit of, and shall be paid forthwith over and delivered to, the Senior Lender or its representative for application to the payment of all Payment Obligations remaining unpaid to the extent necessary to pay all Payment Obligations in full in cash in accordance with the terms of the Master Lease, after giving effect to any concurrent payment or distribution to or for the Payment Obligations. Without in any way modifying the provisions hereof or affecting the subordination effected hereby if such notice is not given, DTAG shall give the Subordinated Lender prompt written notice of any payment made on the Demand Note and any Demand Date of Payment Obligations after which such Payment Obligations remain unsatisfied.

         (d) Upon any distribution of assets of DTAG upon any dissolution, winding up, liquidation or reorganization of DTAG (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or otherwise):

                  (i) the Senior Lender shall first be entitled to receive payment in full of the Payment Obligations in cash or in a manner satisfactory to the Senior Lender (including, without limitation, all interest accruing after the commencement of any bankruptcy, insolvency, receivership or similar proceeding at the rate provided in the governing documentation whether or not such interest is an allowed claim in such proceeding) before the Subordinated Lender is entitled to receive any payment out of the proceeds from or distributions made under the Master Lease;

                  (ii) any payment out of the proceeds from or distributions made under the Master Lease of any kind or character, whether in cash, property or securities to which the Subordinated Lender would be entitled except for the provisions hereof, shall be paid by the liquidating trustee or agent or other person making such payment or distribution, whether a trustee or agent, directly to the Senior Lender or its representative under the agreements pursuant to which the Payment Obligations may have been made, to the extent necessary to make payment in full of all Payment Obligations remaining unpaid, after giving effect to any concurrent payment or distribution to the Senior Lender in respect of the Payment Obligations; and

                  (iii) in the event that, notwithstanding the foregoing provisions of this Section 5(d), any payment of any kind or character, whether in cash, property or securities, shall be received by the Subordinated Lender on account of principal of this Demand Note before all Payment Obligations are paid in full in cash or in a manner satisfactory to the Senior Lender, or effective provisions made for its payment, such payment out of the proceeds from or distributions made under the Master Lease shall be received and held in trust for and shall be paid over to the Senior Lender in respect of Payment Obligations remaining unpaid or unprovided for or their representative under the agreements pursuant to which the Payment Obligations have been made, for application to the payment of such Payment Obligations until all such Payment Obligations shall have been paid in full in cash or in a manner satisfactory to the Senior Lender, after giving effect to any concurrent payment or distribution to the Senior Lender in respect of Payment Obligations.

         Without in any way modifying the provisions hereof or affecting the subordination effected hereby if such notice is not given, DTAG shall give prompt written notice to the Subordinated Lender of any dissolution, winding up, liquidation or reorganization of DTAG (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or otherwise).

         6. No Waiver; Amendment. No failure or delay on the part of RCFC in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No amendment, modification or waiver of, or consent with respect to, any provision of this Demand Note shall in any event be effective unless (a) the same shall be in writing and signed and delivered by DTAG and RCFC, and (b) all consents required for such actions under the Related Documents shall have been received by the appropriate Persons.

         7. No Negotiation. This Demand Note is not negotiable other than a pledge or assignment to the Trustee, who is hereby authorized by DTAG and RCFC to make claims for repayment of principal outstanding hereunder on behalf of RCFC.

         8. Successors and Assigns. This Demand Note shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted successors and assigns.

         9. Governing Law. THIS PROMISSORY NOTE HAS BEEN DELIVERED IN NEW YORK, NEW YORK AND SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

         10. Captions. Paragraph captions used in this Demand Note are provided solely for convenience of reference only and shall not affect the meaning or interpretation of any provision of this Demand Note.

                                           DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.



                                           By
                                               ---------------------------------
                                               Pamela S. Peck
                                               Treasurer
Accepted and Agreed:

RENTAL CAR FINANCE CORP.

By:   ______________________
      Michael H. McMahon
      Assistant Treasurer

                                   Schedule A

                                  PAYMENT GRID

======== ============ ============== ============= ============== =============
                                       Amount of
                         Amount of       Demand     Outstanding
           Principal     Principal        Note       Principal     Notation
  Date       Amount       Payment       Advance       Balance       Made By
======== ============ ============== ============= ============== =============

-------- ------------ -------------- ------------- -------------- -------------
-------- ------------ -------------- ------------- -------------- -------------

-------- ------------ -------------- ------------- -------------- -------------
-------- ------------ -------------- ------------- -------------- -------------

-------- ------------ -------------- ------------- -------------- -------------
-------- ------------ -------------- ------------- -------------- -------------

-------- ------------ -------------- ------------- -------------- -------------
-------- ------------ -------------- ------------- -------------- -------------

-------- ------------ -------------- ------------- -------------- -------------
-------- ------------ -------------- ------------- -------------- -------------

-------- ------------ -------------- ------------- -------------- -------------
-------- ------------ -------------- ------------- -------------- -------------

-------- ------------ -------------- ------------- -------------- -------------
-------- ------------ -------------- ------------- -------------- -------------

-------- ------------ -------------- ------------- -------------- -------------
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-------- ------------ -------------- ------------- -------------- -------------
-------- ------------ -------------- ------------- -------------- -------------

-------- ------------ -------------- ------------- -------------- -------------
-------- ------------ -------------- ------------- -------------- -------------

-------- ------------ -------------- ------------- -------------- -------------
-------- ------------ -------------- ------------- -------------- -------------

-------- ------------ -------------- ------------- -------------- -------------
-------- ------------ -------------- ------------- -------------- -------------

-------- ------------ -------------- ------------- -------------- -------------
-------- ------------ -------------- ------------- -------------- -------------

-------- ------------ -------------- ------------- -------------- -------------
-------- ------------ -------------- ------------- -------------- -------------

-------- ------------ -------------- ------------- -------------- -------------
-------- ------------ -------------- ------------- -------------- -------------

-------- ------------ -------------- ------------- -------------- -------------
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-------- ------------ -------------- ------------- -------------- -------------
-------- ------------ -------------- ------------- -------------- -------------

-------- ------------ -------------- ------------- -------------- -------------
-------- ------------ -------------- ------------- -------------- -------------

======== ============ ============== ============= ============== =============

                                                                       EXHIBIT D
                                                     TO SERIES 2000-1 SUPPLEMENT

                                Form of Notice of
                       Series 2000-1 Lease Payment Losses

Bankers Trust Company, as Trustee
4 Albany Street, 10th Floor
New York, New York 10006

Ladies and Gentlemen:

         This Series 2000-1 Lease Payment Losses Notice is delivered to you pursuant to Section 4.14 of the Series 2000-1 Supplement dated as of December 15, 2000 to the Base Indenture dated as of December 13, 1995 (as amended or modified from to time, the "Series 2000-1 Supplement") between Rental Car Finance Corp., an Oklahoma corporation, and Bankers Trust Company, as Trustee. Terms used herein have the meanings provided in the Series 2000-1 Supplement.

         The Master Servicer hereby notifies the Trustee that as of _________, 20__ there exists Series 2000-1 Lease Payment Losses in the amount of $----------.

                                           DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.



                                           By:
                                               ---------------------------------
                                               Name:
                                               Title: